UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

June 10, 2025

Dear Informa TechTarget Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of TechTarget, Inc. (the "Annual Meeting"), which will be held at 11:00 a.m., Eastern Daylight Time, on Thursday, July 24, 2025, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

We are using the "Notice and Access" method for providing our proxy materials to you via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 ("Annual Report"). The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our Annual Report, and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in Informa TechTarget.

Sincerely,

/s/ Mary McDowell	/s/ Gary Nugent
MARY MCDOWELL Chairperson of the Board	GARY NUGENT Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 24, 2025

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the "Company"), to be held at 11:00 a.m., Eastern Daylight Time, on Thursday, July 24, 2025 (the "Annual Meeting"), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following matters at the Annual Meeting:

(1)
To elect our nine director nominees, Sally Ashford, Stephen A. Carter, David Flaschen, M. Sean Griffey, Don Hawk, Mary McDowell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten, each to serve for a term expiring at our 2026 annual meeting of stockholders and until their successors are duly elected and qualified;

(2)
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

(3)
To approve an advisory (non-binding) resolution to approve the compensation of our named executive officers;

(4)
To approve an advisory (non-binding) proposal on the frequency of future advisory votes on the compensation of our named executive officers; and

(5)
To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company's common stock at the close of business on May 30, 2025 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about June 10, 2025, and provide access to our proxy materials over the Internet, beginning on June 10, 2025, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding legal proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a legal proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

June 10, 2025

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of TechTarget, Inc. (the "Company," "Informa TechTarget," "we," "us," or "our") of proxies to be voted at our 2025 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 11:00 a.m., Eastern Daylight Time, on Thursday, July 24, 2025, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on May 30, 2025 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 71,489,000 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to our headquarters are available at: www.informatechtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR each of the nine nominees for director (Proposal No. 1), (ii) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); (iii) FOR approval of an advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3); (iv) for every 1 YEAR with respect to an advisory (non-binding) proposal on the frequency of the vote on our compensation of our named executive officers (Proposal No. 4) and (v) in the discretion of the person or persons named in the Company's form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by delivering written notice addressed to our Corporate Secretary (provided we receive your written notice before the Annual Meeting date), by submitting a duly executed proxy bearing a later date (provided we receive the later proxy card before the Annual Meeting date), by voting again over the telephone or the Internet prior to 11:00 a.m., Eastern Daylight Time, on July 24, 2025, or by attending and voting at the Annual Meeting. Mere attendance at the Annual Meeting of the person appointing a proxy does not revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2025:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2024 (the "Form 10-K"), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (617) 431-9200. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.informatechtarget.com. We include our website address in this Proxy Statement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website and the information contained or linked therein or otherwise connected thereto is not a part of or incorporated by reference into this Proxy Statement, regardless of any reference to such website in this Proxy Statement.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about June 10, 2025 at www.edocumentview.com/TTGT.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.
What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on May 30, 2025, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or other nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.
How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. For information on how to obtain directions to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at 275 Grove Street, Newton, MA 02466, or call (617) 431-9200, or email investor@techtarget.com.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials ("Notice"), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, and Proposal No. 3 and for every 1 YEAR for Proposal No. 4. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	2

4.
How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing and delivering a later-dated proxy card before the Annual Meeting date, by voting again over the telephone or on the Internet prior to 11:00 a.m., Eastern Daylight Time, on July 24, 2025, by attending the Annual Meeting and voting, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.
What is the quorum required for the Annual Meeting?

Holders of record of our common stock on May 30, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 71,489,000 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

6.
How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.
What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers' unvoted shares only on "discretionary" matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on these certain limited matters, vote your shares. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is referred to as a "broker non-vote." We expect that brokers, banks, trusts and other nominees will have discretionary voting authority with respect to Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm). We expect that brokers, banks, trusts and other nominees will not have discretionary voting authority with respect to the other proposals to be voted upon at the Annual Meeting and, without your instruction, will not be able to vote your shares on those proposals. Proxies reflecting broker non-votes (where a broker or nominee does not have discretionary authority to vote on a proposal) will be considered as present for purposes of determining whether a quorum is present, provided there is at least one discretionary matter to be voted on.

8.
What vote is required to approve the election of directors (Proposal No. 1)?

With respect to the election of directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that, subject to the terms of the Stockholders Agreement (as defined below), to be elected in an uncontested election where a quorum is present, a director nominee shall be elected if the nominee receives a majority of the votes cast with respect to that nominee's election by the shares present or represented by proxy at the Annual Meeting. If the votes cast "against" a nominee's election exceed the votes cast "for" the nominee's election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent director is not reelected to the Board, that incumbent director will "hold over" in office as a director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of directors, each incumbent director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	3

9.
What vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2)?

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote "FOR," "AGAINST," or "ABSTAIN." If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, we expect that your bank or brokerage firm will have the authority to vote your shares. If your bank or brokerage firm elects not to vote your shares, it may result in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.
What vote is required to approve the advisory (non-binding) resolution to approve the compensation of our named executive officers (Proposal No. 3)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers. With respect to Proposal No. 3, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.
What vote is required to approve the advisory (non-binding) vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers (Proposal No. 4)?

The affirmative vote of a majority of the votes properly cast at the Annual Meeting will be required for the approval, on an advisory basis, of one of the three frequency options presented under the advisory (non-binding) vote on the frequency of future advisory votes on the compensation of our named executive officers. With respect to Proposal No. 4, you may vote for every "1 YEAR," "2 YEARS," or "3 YEARS," or "ABSTAIN." Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal. If none of the three frequency options receives a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by our stockholders. However, as described in more detail in Proposal No. 4, because this proposal is non-binding, our Board may decide that it is in our best interest or the best interests of our stockholders to hold future advisory votes on the compensation of our named executive officers more or less frequently.

12.
What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

13.
Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

14.
Where can I find the voting results of the Annual Meeting?

We will publish the voting results on a Current Report on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.informatechtarget.com or by going directly to the U.S. Securities and Exchange Commission ("SEC") website at www.sec.gov.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	4

Recent Developments

On December 2, 2024 (the "Closing Date"), Informa TechTarget (formerly known as Toro CombineCo, Inc.) and TechTarget Holdings Inc. (formerly known as TechTarget, Inc.) ("Former TechTarget") completed the previously announced Transactions (as defined below) contemplated by the Agreement and Plan of Merger, dated as of January 10, 2024 (the "Transaction Agreement"), by and among Former TechTarget, Informa TechTarget, Toro Acquisition Sub, LLC ("Merger Sub"), Informa PLC ("Informa"), Informa US Holdings Limited ("Informa HoldCo"), and Informa Intrepid Holdings Inc. ("Informa Intrepid"). Pursuant to the Transaction Agreement, among other things, the following occurred:

•
The Informa Tech Digital Businesses Reorganization. Prior to the closing of the Transactions (the "Closing"), Informa undertook certain restructuring transactions to separate the digital businesses of Informa's Informa Tech division (the "Informa Tech Digital Businesses") from Informa's other business activities (the "Informa Tech Digital Businesses Separation"). Following the Informa Tech Digital Businesses Separation, all Informa Tech Digital Businesses were held directly or indirectly by Informa Intrepid.
•
The Contribution. At the Closing, in exchange for an aggregate of 41,651,366 shares of our common stock, Informa HoldCo contributed (i) all of the issued and outstanding shares of capital stock of Informa Intrepid and (ii) $350 million in cash (collectively, the "Contribution") to us.
•
The Merger. At the Closing, Merger Sub merged with and into Informa TechTarget, with Former TechTarget as the surviving corporation (the "Merger" and, collectively, with the Informa Tech Digital Businesses Separation, the Contribution and the other transactions contemplated by the Transaction Agreement, the "Transactions"). As a result of the Merger, each issued and outstanding share of Former TechTarget common stock, par value $0.001 per share ("Former TechTarget common stock"), as of immediately prior to the effective time of the Merger (the "Effective Time") (other than Toro Excluded Stock (as defined in the Transaction Agreement), which were cancelled without consideration, and Toro Dissenting Shares (as defined in the Transaction Agreement)) were converted into the right to receive (i) one share of our common stock and (ii) a pro rata share of an amount in cash equal to $350 million, which per share cash consideration amount was equal to approximately $11.6955 per share of Former TechTarget common stock (the "Merger Consideration"). At the Closing, Former TechTarget changed its name from "TechTarget, Inc." to "TechTarget Holdings Inc.," and we changed our name from "Toro CombineCo, Inc." to "TechTarget, Inc."

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	5

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors

Our Board has nominated all of our nine current directors – Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Mary McDowell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten – for election at the Annual Meeting. Each of Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Mary McDowell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten has indicated his or her willingness to serve if elected and has consented to be named in this Proxy Statement. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board, who shall be selected in accordance with the requirements of the Stockholders Agreement.

None of our directors are related to any other director or to any of our executive officers. Information about each nominee and our executive officers, including their respective ages and positions, is included below and is current as of June 5, 2025.

Information about the Nominees

Our Board has nominated Sally Ashford, Stephen A. Carter, David Flaschen, Sean Griffey, Don Hawk, Mary McDowell, Gary Nugent, Perfecto Sanchez, and Christina Van Houten, each to serve for a term expiring at our 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Age	Independent	Position
Sally Ashford	54		Director
Stephen A. Carter	61		Director
David Flaschen	69	X	Director
M. Sean Griffey	52		Director
Don Hawk	54		Director
Mary McDowell	60	X	Director and Chairperson of the Board
Gary Nugent	55		Director and Chief Executive Officer
Perfecto Sanchez	41	X	Director
Christina Van Houten	58	X	Director

Sally Ashford. Ms. Ashford is the Group Human Resources Director of Informa, which is an affiliate of Informa TechTarget, having joined in June 2021. She has 30 years' experience in human resources with significant expertise in reward, talent and business transformation. In her early career, Ms. Ashford worked in human resources research and consultancy before moving in-house. She spent 15 years at Telefonica in a variety of roles, including European Human Resources Director, Deputy Global Human Resources Director and supervisory board member of Telefonica Deutschland AG. She then joined Royal Mail in 2015 where she was most recently Chief Human Resources Officer. She has worked with teams that have experienced significant business change, including mergers and companies that have grown both organically and inorganically. In addition to her executive role, she also serves as a non-executive director for Helios Towers PLC. Ms. Ashford holds a bachelor's degree in management sciences from the University of Manchester and a master's degree in industrial relations from the University of Warwick. Ms. Ashford brings to the board experience of building people strategies, nurturing talent and fostering positive workplace culture.

Stephen A. Carter. Lord Carter is the Group Chief Executive of Informa, which is an affiliate of Informa TechTarget. He joined Informa in 2010 as a non-executive director before becoming Group Chief Executive in late 2013. Under his leadership, Informa has expanded significantly in reach and scale, geographically (particularly in North America and in Asia) and in the deployment of technology and digital services. Prior to becoming Informa's Group Chief Executive, Lord Carter was President and Managing Director EMEA at Alcatel Lucent Inc., Managing Director and COO of NTL Incorporated (now Virgin Media) and Managing Director then Chief Executive of JWT Travel UK & Ireland. He was the founding CEO of Ofcom and Chief of Strategy and Minister for Telecommunications and Media in the government of Prime Minister, The Right Hon. Gordon Brown. Lord Carter is a non-executive director of Vodafone PLC and is Informa's representative on the Board of PA Media Group Limited, BolognaFiere and Norstella, and Chair of Informa's joint venture with the Principality of Monaco and of the Tahaluf partnership. From 2014 until 2022, he served on the Board of United Utilities Group PLC. He was made a Life Peer in 2008. Lord Carter holds a Law degree from the University of Aberdeen. Lord Carter brings to the Board significant executive and non-executive experience across many different companies and industries, including deep knowledge of the technology industry, digital platforms and solutions and the marketing services industry.

David Flaschen. From July 2015 until June 2024, Mr. Flaschen served as a non-executive director of Informa, which is an affiliate of Informa TechTarget, where he also served as a member of both the Nomination Committee and Audit Committee. Mr. Flaschen has over 20 years of executive and leadership experience in the information services industry, including positions at Thomson Financial and Dun & Bradstreet. He also has extensive experience in online businesses, having

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	6

served as a non-executive director at companies such as TripAdvisor, Inc. and BuyerZone.com. Mr. Flaschen was a professional soccer player and a founding member of the North American Soccer League Players Association's Executive Committee. Since 2021, he has served on the board of directors of John Nagle Co. Mr. Flaschen served as Chair of the Board of John Nagle Co. from 2021 until May 2025. From 2020 until 2024, he was an Informa nominee on the board of directors of Informa's Curinos business and, from 1999 until 2024, he was a non-executive director and Chair of the Audit Committee at Paychex Inc. He holds a bachelor's degree in psychology from Brown University and an MBA in Entrepreneurial Management from the Wharton School, University of Pennsylvania. Mr. Flaschen brings to the Board extensive executive and non-executive experience of North American and international companies, with particular expertise in information services, data, and marketing services.

M. Sean Griffey. Mr. Griffey was a co-founder and the CEO of Industry Dive, now an Informa TechTarget subsidiary, from January 2020 until December 2024. He has spent the last 20 years working in the digital media, marketing, and demand generation industries, including at Informa Tech, which became a subsidiary of Informa TechTarget upon the Closing. He joined the Informa Tech Digital Businesses in September 2022 when Industry Dive was acquired by the Informa Tech Digital Businesses. Prior to founding Industry Dive, Mr. Griffey served as President for FierceMarkets where he oversaw the launch of more than 25 digital titles and products. He also spent nearly 10 years as a consultant at A.T. Kearney and PricewaterhouseCoopers helping companies achieve their strategic goals and improve performance. In 2015, he was inducted into the Media Industry News Digital Hall of Fame and recently was awarded the McAllister Top Management Fellowship at the Medill School of Journalism. Additionally, since November 2022 he has served on the board of directors of Omeda, Inc., since September 2021 he has served on the board of directors of Blockworks, and since January 2025 he has served on the board of directors of Board.org. Mr. Griffey has a B.S. in Economics from Penn State University and an M.B.A. from Northwestern's Kellogg School of Management. Mr. Griffey brings to the Board his experience with the Informa Tech Digital Businesses and experience in the IT advertising business, which provides the Board with specific knowledge of the Informa Tech Digital Businesses' historical operations and a greater understanding of Informa TechTarget's strategic opportunities.

Don Hawk. Mr. Hawk served as the Executive Director, Product Innovation of Former TechTarget, which became a subsidiary of Informa TechTarget upon the Closing, from January 2012 to June 2025. Prior to that, Mr. Hawk served as Former TechTarget's President from its incorporation in September 1999 to 2012. Prior to co-founding Former TechTarget, he was a Director of New Media Products for the Technology Division of United Communications Group from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. He holds a B.A. and an M.A. from George Washington University. Mr. Hawk brings to the Board his experience at Former TechTarget and his experience in the IT advertising business, which provides the Board with specific knowledge of Former TechTarget's historical operations and a greater understanding of Informa TechTarget's strategic opportunities.

Mary McDowell. Ms. McDowell has over 30 years of experience as a technology industry executive. Ms. McDowell served as President, CEO and a Director of Mitel Networks, a global communications and products company, from October 2019 until January 2021, and as Chair of the Board of Mitel Networks from January 2021 until December 2022. Prior to joining Mitel Networks, Ms. McDowell served as CEO and a director for Polycom. Her earlier roles include Executive Partner at Siris Capital, a private equity firm, Executive Vice President at Nokia and senior positions at Compaq Computer and Hewlett Packard. She was a Non-Executive Director of Informa, which is an affiliate of Informa TechTarget, where she served on the board of directors as Senior Independent Director. She also currently serves as a Non-Executive Director at Autodesk, Inc. and a Non-Executive Director of Arrow Electronics, Inc. Ms. McDowell holds a bachelor's degree in computer science from the University of Illinois Grainger College of Engineering. She brings to the Board her deep operational experience transforming and profitably growing technology businesses, including in international markets.

Gary Nugent. Mr. Nugent has served as the Chief Executive Officer of Informa TechTarget since December 2024. He was the CEO of the Informa Tech Digital Businesses from January 2019 to December 2024 including Informa Tech, LLC, which became a subsidiary of Informa TechTarget upon the Closing. He has over 25 years of general management, sales, and marketing experience in the Information and Communication Technology (ICT) sector. He joined Informa in 2014 as Commercial Director for the Business Intelligence division. Previously, at Alcatel-Lucent, he was Head of the Managed Services Business and, before that, Head of Marketing. Before joining Alcatel-Lucent, he worked for leading global Information Technology brands such as Oracle, Sun Microsystems, and IBM. Mr. Nugent holds a B.Eng/B.Sc in Information Engineering from the University of Strathclyde. He brings to the Board his many years of experience as a customer of the many products and services that Informa TechTarget offers, his experience in designing and building go-to-market strategies that deliver growth, and his knowledge of Informa.

Perfecto Sanchez. Mr. Sanchez served as a director on the Former TechTarget board of directors (the "Former TechTarget Board") from January 2022 to December 2024. Former TechTarget became a subsidiary of Informa TechTarget upon the Closing. Mr. Sanchez has served as the co-founder and Chief Growth Officer of Equity Quotient ("EQ"), a technology

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platform that provides access to diversity data and advanced analytics to help companies measure their stakeholder impact, manage risk, and devise growth strategies as part of a broader environmental, social, and governance imperative, since June 2020. He is also the founder and Chief Executive Officer of Keep The Change, a for-purpose marketing consultancy he launched in 2014 and serves on the board of directors of Lifeway Foods, Inc. (Nasdaq: LWAY), a public company, since August 2022. He is currently an advisor to Build in Tulsa, a movement to build the infrastructure for Black multi-generational wealth creation, as well as an Advisor at International Crisis Group. He served as Chief Marketing Officer for Chloe's Soft Serve Fruit Co. from 2016 to 2018 where he helped double their distribution and brand awareness. Prior to that, from 2010 to 2015, he served in senior brand and portfolio strategy roles at The Dannon Company, Inc. (a subsidiary of Danone S.A.) and Kraft Foods, Inc. Mr. Sanchez holds a Bachelor of Math and Science Degree from the United States Military Academy at West Point and is a decorated U.S. Army Veteran with two combat tours to Iraq. He brings to the Board his experience in managing complex projects and budgets, implementing portfolio, growth, and marketing strategies for global brands, and driving innovation and awareness through social impact initiatives.

Christina Van Houten. Ms. Van Houten served as a director on the Former TechTarget Board from August 2019 to December 2024. Former TechTarget became a subsidiary of Informa TechTarget upon the Closing. She has served as the co-founder and Chief Executive Officer of EQ since June 2022. Prior to co-founding EQ with Mr. Sanchez, Ms. Van Houten served in various roles at Mimecast Limited, a global provider of cloud cyber resilience solutions for corporate data and email, including as advisor to the Chief Executive Officer and as Chief Strategy Officer, from April 2018 to May 2022. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a Bachelor of Arts Degree from Georgetown University. She brings to the Board her experience in marketing strategy and career with some of the world's largest firms, which provides the Board with invaluable business insight and expertise in overall sales and marketing strategies.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote "FOR" the election of each of the nine nominees for director.

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Information about Directors and Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Sally Ashford	—	Member	—
Stephen A. Carter	—	Member	—
David Flaschen(1)	Member	Chair	—
M. Sean Griffey	—	—	—
Don Hawk	—	—	—
Mary McDowell(1)(2)	—	—	Chair
Gary Nugent	—	—	—
Perfecto Sanchez(1)	Member	—	Member
Christina Van Houten(1)(3)	Chair	Member	Member

(1)
Independent Director
(2)
Chairperson of the Board
(3)
Audit Committee Financial Expert

Board Leadership Structure

On December 2, 2024, in connection with the completion of the Transactions, Ms. McDowell became our independent Chairperson of the Board and Mr. Nugent became our Chief Executive Officer. The Board believes that it is currently in the best interests of the Company and its stockholders to have the positions of Chairperson and Chief Executive Officer be occupied by separate individuals. The Board believes that maintaining distinct roles for the Chairperson and Chief Executive Officer serves the Company's best interests by leveraging their individual expertise, unique perspectives, and considerable experience serving in senior leadership roles managing complex organizations and processes.

As Chairperson of the Board, Ms. McDowell plays a critical role in supporting our Chief Executive Officer by acting as a strategic partner and advisor. Ms. McDowell provides guidance and valuable insights based on her experience, helping to navigate complex challenges and opportunities. Ms. McDowell's responsibilities include, among others, (i) managing the functioning of the Board and its committees, presiding over stockholder meetings, and convening special stockholder meetings; (ii) developing the agenda and presiding over all meetings of the Board and executive sessions of the independent directors; (iii) monitoring communications from stockholders and other interested parties, (iv) overseeing and managing potential conflict of interest issues and meeting with any director not adequately performing their duties as a member of the Board or any committee thereof; (v) acting as the principal liaison between management and the non-employee directors, including maintaining frequent contact with the Chief Executive Officer and advising him on the efficacy of the Board meetings; and (vi) facilitating teamwork and communication between the non-employee directors and management, as well as additional ancillary responsibilities.

As Chief Executive Officer, Mr. Nugent is responsible for the general management and operation of the business and guiding and overseeing the Company's executives and senior leaders. Mr. Nugent is also responsible for the implementation and execution of the Company's corporate strategy, developed in collaboration with the Board. Mr. Nugent's in-depth knowledge of the Company's business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company.

Pursuant to the Stockholders Agreement, dated as of December 2, 2024, by and among the Company, Informa and Informa HoldCo (the "Stockholders Agreement"), if at any time the Chairperson of the Board is not an independent director, then the Nominating Committing or Informa have the right to nominate an independent director to serve in the capacity as our Lead Independent Director.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, as of June 5, 2025, other than Mr. Nugent, for whom such information is provided above. No executive officer is related to another executive officer or director.

Name	Age	Principal Occupation/Position Held with the Company
Rebecca Kitchens	47	President - Informa TechTarget & General Manager - Brand to Demand
Steven Niemiec	44	Chief Revenue Officer
Daniel T. Noreck	53	Chief Financial Officer and Treasurer

Rebecca Kitchens. Ms. Kitchens has served as our President & General Manager - Brand to Demand since December 2024. Prior to that, she served as President of Former TechTarget from January 2023 to December 2024, where she led Former TechTarget's combination with the Informa Tech Digital Businesses while also continuing to oversee day-to-day editorial, audience marketing, customer enablement, partner development, and operations functions. Former TechTarget

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became a subsidiary of Informa TechTarget upon the Closing. Prior to that, Ms. Kitchens served as Former TechTarget's EVP & Publisher from January 2021 to December 2022, SVP, Market Development from 2017 to 2021, and between 2002–2017, in various sales and sales management positions during the company's early stages of growth. Ms. Kitchens holds a Bachelor of Science Degree from Fairfield University.

Steven Niemiec. Mr. Niemiec has served as our Chief Revenue Officer since December 2024. Prior to that, he served as Chief Operating Officer and Chief Revenue Officer of Former TechTarget from January 2023 to December 2024, overseeing sales, customer success, and sales operations. Former TechTarget became a subsidiary of Informa TechTarget upon the Closing. Mr. Niemiec began his career with Former TechTarget as an Account Manager and worked his way up to progressively more senior positions at Former TechTarget, including serving as SVP, Global Sales from June 2013 to January 2021 and VP & General Manager from January 2011 to June 2013. Mr. Niemiec holds a Bachelor of Science Degree from Providence College.

Daniel T. Noreck. Mr. Noreck has served as our Chief Financial Officer and Treasurer since December 2024. Prior to that, he served as the Chief Financial Officer and Treasurer of Former TechTarget from December 2016 to December 2024. Former TechTarget became a subsidiary of Informa TechTarget upon the Closing. Since April 2021, he has also served as a director and chair of the audit committee of Capital Properties, Inc., a publicly traded property leasing company in Providence, Rhode Island. From September 2010 to December 2016, he served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island.

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted, each of which is subject to the terms of the Stockholders Agreement. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at investor.informatechtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Stockholders Agreement

The Stockholders Agreement provides that, for so long as Informa beneficially owns more than 50% of the outstanding shares of our common stock, to the extent permitted by applicable law, unless otherwise agreed to in writing by Informa HoldCo, we will avail ourself of certain available "Controlled Company" exemptions to the corporate governance listing standards of the Nasdaq Global Select Market (in whole or in part, as requested by Informa HoldCo) that would otherwise require us to, among other things, have a majority of our Board consist of independent directors and an independent compensation committee. Additionally, under the Stockholders Agreement, Informa currently has the right to designate five members of our Board. These provisions, among others, allow Informa to exercise significant control over the Company's corporate governance and corporate decisions. For example, pursuant to the terms of the Stockholders Agreement, Informa has the right to consent to certain material actions by us and our subsidiaries and will continue to have such a right for so long as it maintains certain ownership percentages, including over certain mergers and acquisitions, sales of assets, the incurrence of indebtedness, issuances of securities and the termination of the employment or the appointment of a new Chief Executive Officer. For as long as Informa beneficially owns a majority of the outstanding shares of our common stock, Informa also has control over certain matters submitted to our stockholders for approval, including the election of directors, the adoption of amendments to our amended and restated certificate of incorporation and the approval of certain mergers, consolidations or sales of all or substantially all of our assets.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines ("Guidelines") to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•
that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders; our Board has delegated to our officers the authority and responsibility for managing the Company's day-to-day affairs; and our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;
•
that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•
that the Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of a director's membership on the Board following a change in such director's primary job responsibility;

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•
except as otherwise permitted by applicable Nasdaq rules, that a majority of our directors shall meet the independence standards of the SEC or Nasdaq;
•
that the Board is responsible for determining that effective systems are in place for the periodic and timely reporting of important matters regarding the Company to the Board;
•
the expectations for attendance and participation at Board meetings;
•
the structure of the Board;
•
a process by which stockholders may communicate with the Board; and
•
that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail in the Guidelines themselves and below.

Insider Trading Policy and Prohibitions on Hedging and Pledging

We have adopted an Insider Trading and Public Communication Policy (the "Insider Trading Policy") governing the purchase, sale and/or other dispositions of Informa TechTarget securities by our directors, officers, employees, consultants, and other covered persons. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Additionally, our Insider Trading Policy restricts hedging and pledging of Informa TechTarget stock. This policy prohibits directors, officers, employees, consultants, and other covered persons from engaging in any of the following types of transactions with respect to Informa TechTarget stock: short sales, purchases or sales of puts, calls or other derivative securities, and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of Informa TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits directors, officers, employees, consultants, and other covered persons from pledging Informa TechTarget stock except in certain limited circumstances.

Board Determination of Independence

To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Except as otherwise permitted by applicable Nasdaq rules, including pursuant to exceptions afforded to "Controlled Companies" under Nasdaq Rule 5615(a)(7)(B), applicable Nasdaq rules require at least a majority of a listed company's board of directors to be comprised of independent directors. Under applicable Nasdaq rules, a director will only qualify as an "independent director" if they can satisfy certain bright line tests set forth in such rules. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's Audit, Compensation, and Nominating and Corporate Governance committees be an independent director and, in the case of each member of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and, in the case of each member of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board must also determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the course of determining the independence of each non-employee director under applicable Nasdaq rules, our Board, among other things, considers relationships that each non-employee director has with the Company and the annual amount of Informa TechTarget sales to, or purchases from, any company where a non-employee director or their family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases.

Our Board has determined that each of Mary McDowell, David Flaschen, Christina Van Houten and Perfecto Sanchez, are "independent" as the term is defined by Nasdaq standards and that none of these directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Sally Ashford, Stephen A. Carter, M. Sean Griffey, Don Hawk, and Gary Nugent are not deemed to be independent directors under these rules because Ms. Ashford is the Group Human Resources Director of our affiliate Informa, Mr. Carter is the Group Chief Executive of our affiliate Informa, Mr. Griffey was employed by our Industry Dive subsidiary within the last three years, Mr. Hawk was formerly our Executive Director, Product Innovation, and Mr. Nugent is our Chief Executive Officer. Other than the payments by the Company reported in the "Director Compensation" section of this Proxy Statement, none of our directors have received, or will receive, any compensation, nor have they entered into any "golden leash" arrangements in connection with their service on our Board.

Controlled Company

Under Nasdaq rules, a "Controlled Company" is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. For so long as Informa beneficially owns more than 50% of our outstanding shares of common stock, to the extent permitted by applicable law, we have agreed to avail ourselves of available "Controlled Company" exemptions to the corporate governance listing standards of Nasdaq. At any time during which we cease to qualify as a "Controlled Company" under the corporate governance listing standards of Nasdaq, Informa HoldCo will cause the directors designated by Informa HoldCo to include such number of designees who

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qualify as an "independent director" under applicable Nasdaq corporate governance listing standards to ensure we are in compliance with applicable Nasdaq corporate governance listing standards.

Informa currently controls a majority of the voting power of our outstanding common stock making us a "Controlled Company" as defined in Rule 5615(a)(7)(A) of the Nasdaq rules. Because we qualify as a "Controlled Company," we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. Our Board is also not required to have the compensation of our executive officers be determined by a compensation committee comprised of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower the Compensation Committee with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages.

In light of our status as a "Controlled Company" and our obligations under the Stockholders Agreement, we have not established an independent Compensation Committee and a majority of our Board is not comprised of independent directors. However, our Board has elected to establish a Nominating and Corporate Governance comprised solely of the independent directors and has delegated the power and authority described in the preceding paragraph to our Compensation Committee.

Board Meetings and Attendance

Each director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2024, the Former TechTarget Board held 8 meetings and our Board held 1 meeting. Each director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served during 2024.

Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that directors are encouraged to attend our annual meeting. In 2024, five of the seven directors of Former TechTarget participated in the annual meeting of Former TechTarget held on June 4, 2024 either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at investor.informatechtarget.com. Our Board has determined that all of the members of the Audit and Nominating and Corporate Governance Committees of the Board are independent as defined under applicable Nasdaq listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In light of our status as a "Controlled Company" and our obligations under the Stockholders Agreement, certain members of our Compensation Committee are not independent as defined under the applicable Nasdaq listing standards and the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. Former TechTarget's Audit Committee was comprised of Robert D. Burke, the Chair of the Audit Committee, Bruce Levenson, and Christina Van Houten. Mr. Burke served as Former TechTarget's "audit committee financial expert." Our Audit Committee is comprised of Christina Van Houten, the Chair of the Audit Committee, David Flaschen, and Perfecto Sanchez. Ms. Van Houten serves as our "audit committee financial expert." The Audit Committee's responsibilities, as set forth in its Charter, include:

•
appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•
overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
•
assessing and evaluating the work of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
meeting independently with our independent registered public accounting firm and reviewing the written disclosures and the required communications from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB");

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•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•
coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•
reviewing our quarterly earnings releases and financial disclosures;
•
reviewing and approving our entry into any swap transactions;
•
reviewing results of internal audits of aspects of the operations of our cybersecurity program and its supporting control framework;
•
making regular reports to the Board;
•
preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•
reviewing and assessing the adequacy of the Audit Committee Charter, subject to the Stockholders Agreement; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

In accordance with its charter and subject to applicable law, the Audit Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities.

Compensation Committee. Former TechTarget's Compensation Committee was comprised of Roger M. Marino, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. Our Compensation Committee is comprised of David Flaschen, the Chair of the Compensation Committee, Sally Ashford, Stephen A. Carter, and Christina Van Houten. The Compensation Committee's responsibilities include:

•
annually reviewing and approving any corporate goals and objectives relevant to the compensation of our CEO;
•
evaluating the performance of our CEO in light of any corporate goals and objectives that were set for our CEO and determining the compensation of our CEO, including any annual performance objectives for the CEO, and determining and approving the CEO's compensation taking into account such evaluation, including discretionary awards;
•
reviewing and recommending to the Board for approval the compensation of our other executive officers and those members of management that report directly to our CEO;
•
reviewing and discussing with management our executive compensation disclosures and recommending whether they should be included in reports and registration statements filed with the SEC and producing required reports;
•
establishing and reviewing our overall management compensation philosophy and policy;
•
overseeing our compensation, welfare, benefit, and other similar plans;
•
reviewing and making recommendations to the Board with respect to director compensation, with guidance from our Nominating and Corporate Governance Committee;
•
making regular reports to our Board;
•
subject to the Stockholders Agreement, reviewing and assessing the adequacy of the Compensation Committee Charter;
•
preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•
evaluating its own performance and reporting the results of such evaluation to our Board.

In accordance with its charter and subject to applicable law and the Stockholders Agreement, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the headings "Executive Compensation" and "Director Compensation."

Nominating and Corporate Governance Committee. Former TechTarget's Nominating and Corporate Governance Committee was comprised of Bruce Levenson, the Chair of the Nominating and Corporate Governance Committee, Roger M. Marino, Perfecto Sanchez, and Christina G. Van Houten. Our Nominating and Corporate Governance Committee is comprised of Mary McDowell, the Chair of the Nominating and Corporate Governance Committee, Perfecto Sanchez, and Christina Van Houten. The Nominating and Corporate Governance Committee is authorized to nominate for election at any annual or special meeting of stockholders held for the election of directors, the persons who will occupy the Board seats not occupied by "Ivory Directors" (as defined in the Stockholders Agreement) and in the event of a vacancy on the Board caused by the death, resignation, retirement, disqualification, removal from office, or other cause of any director who was not an Ivory Director (a "Non-Ivory Director"), to fill such vacancy in accordance with applicable law, subject to the Stockholders Agreement. The Nominating and Corporate Governance Committee's responsibilities include:

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•
developing and recommending to the Board criteria for Board and committee membership with respect to Non-Ivory Directors and providing guidance to the Compensation Committee regarding director compensation;
•
identifying individuals qualified to become Non-Ivory Directors;
•
subject to the Stockholders Agreement, establishing procedures for identifying and evaluating Non-Ivory Director candidates including nominees recommended by stockholders;
•
reviewing disclosures concerning our policies and procedures for identifying and reviewing Non-Ivory Director nominee candidates;
•
developing and recommending to the Board a Code of Business Conduct and Ethics and our Corporate Governance Guidelines, in each case subject to and in all respects consistent with the Stockholders Agreement;
•
making regular reports to the Board concerning areas of the Committee's responsibility;
•
subject to the Stockholders Agreement, reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Non-Ivory Director candidates are described below under the heading "Non-Ivory Director Nomination Process."

Non-Ivory Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Non-Ivory Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board's consideration and review. Generally, the Nominating and Corporate Governance Committee identifies Non-Ivory Director candidates through the personal, business, and organizational contacts of directors and management.

In evaluating prospective Non-Ivory Director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Non-Ivory Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Corporate Governance Guidelines and include the candidate's integrity, business acumen, knowledge of the Company's business and industry, and experience. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•
Non-Ivory Directors must be of the highest ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics;
•
Non-Ivory Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Non-Ivory Directors must have the ability to exercise sound business judgment; and
•
Non-Ivory Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company's management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Non-Ivory Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. The Board believes that varied perspectives with respect to viewpoint, skills, and experience is an important factor in Board composition. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Non-Ivory Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for Non-Ivory Director candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	14

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Chairperson of the Board is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other directors or to the individual director so designated on a periodic basis, as she considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Chairperson of the Board, prior to forwarding any correspondence, will review such correspondence and, in her discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Chairperson of the Board, or to the attention of an individual director.

The Board's Role in Risk Oversight

While management is responsible for designing and implementing the Company's overall risk management process, including controls and administration, the Board and its committees are primarily responsible for oversight of the Company's risk management. As such, the Board considers and discusses with management current and emerging risks and other issues that may present particular risks to the Company in the short-term, intermediate-term, or long-term. These risks include those involving acquisitions, competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Management periodically reports to the Board and its committees on these risks, including with the assistance of outside advisors as appropriate. Additionally, the Board relies on the Audit Committee to regularly review certain risks that may be material to the Company, including issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters and as otherwise disclosed in the Company's quarterly and annual reports filed with the SEC. In terms of cybersecurity oversight, in particular, our Audit Committee receives reports on the results of independent testing of aspects of the operations of our cybersecurity program and the supporting control framework. Additionally, our management Risk Committee, formerly our Privacy and Security Executive Task Force, evaluates various risks that may impact the Company including risks relating to privacy, security, and compliance. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Moreover, having our Chief Executive Officer serve on the Board facilitates open communication between the Company's management team and directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. Prior to the Closing, the Former TechTarget Board relied on the Former TechTarget Compensation Committee to evaluate Former TechTarget's compensation programs to ensure that they did not create undue risk-taking in attempting to achieve Former TechTarget's goals. To assist the Former TechTarget Compensation Committee in its evaluation in 2024, Former TechTarget's management conducted a risk analysis of the structure of Former TechTarget's compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Former TechTarget Compensation Committee. Former TechTarget's management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Former TechTarget's management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there was an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in Former TechTarget's business. In order to mitigate these risks, Former TechTarget established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes and controls. In addition to the numerous internal controls which require multidisciplinary review, Former TechTarget's independent registered public accounting firm also reviewed the interim financial statements included in Former TechTarget's quarterly reports on Form 10-Q and audited Former TechTarget's annual financial statements. Former TechTarget management presented its analysis to the Former TechTarget Compensation Committee in April 2024. Based on the analysis, the Former TechTarget Compensation Committee concluded that Former TechTarget's performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on Former TechTarget. Following the Closing, the Company relies on the Compensation Committee to evaluate the Company's compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. We anticipate designing our compensation programs with features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through sensible business judgment. Additionally, our Compensation Committee will review management's evaluation of our compensation policies and practices, as well as management's assessment of whether these policies and practices encourage risk-taking that could have a material adverse effect on the Company.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	15

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics ("Code") that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on the corporate governance section of our investor relations website located at investor.informatechtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to, any director or executive officer from, any provision of the Code.

The Stockholders Agreement also contains certain provisions that address potential conflicts of interest affecting our directors and officers (including the Company's subsidiaries) who also serve from time to time as directors, officers, or employees of Informa or its subsidiaries (other than the Company) ("Informa Group Associates"). The Company's Related Party Transactions Policy, adopted in accordance with the Stockholders Agreement, governs certain transactions between the Company (including the Company's subsidiaries), on the one hand, and Informa or any of its subsidiaries (other than the Company and its subsidiaries) or (solely in their capacity as such) any Informa Group Associate or other "associate" of Informa or its subsidiaries, on the other hand ("Informa Related Party Transactions"). To the extent any provision of the Code is inconsistent with the Stockholders Agreement or the Related Party Transactions Policy, the Stockholders Agreement or the Related Party Transactions Policy, as applicable, governs.

Human Capital

We strive to attract and retain exceptional candidates and help to support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized, and engaged based on their contributions. We also emphasize employee internal mobility opportunities through our performance evaluation and career development efforts to drive professional development. Our goal is a long-term, upward-bound career at Informa TechTarget for every employee, which we believe will assist our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, and fair.

DIRECTOR COMPENSATION

In December 2024, the Board approved the 2025 Non-Employee Director Compensation Plan (the "NED Plan").

All non-employee directors, excluding our Chairperson, received the following compensation in 2024: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; and (iii) a fee of $1,000 for attendance at each Committee meeting. Under the NED Plan, such retainer and fees for Board service will also apply for Board service in 2025. In 2025, on the date of our Annual Meeting, non-employee directors, excluding our Chairperson, will receive an annual grant of a stock option to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant. New non-employee directors will receive an initial grant of a stock option to purchase 2,500 shares of our common stock upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock. In December 2024, the Chairperson of our Board received an annual equity award of 7,569 in restricted stock units ("RSUs") that vest in full on the first anniversary of the grant date and 50% of a $100,000 annual cash retainer, with the remaining 50% of the annual cash retainer payable in August 2025.

Under the NED Plan, each non-employee director serving as a member of a committee will receive, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. Each committee chairperson receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for any actual out-of-pocket expenses incurred in attending any meetings.

The Company's compensation policy is to pay non-employee directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee directors shall be entitled to retain their retainers if they cease to be a non-employee director or serve on a committee or as a committee chair. In accordance with the terms of the NED Plan, which is reviewed and approved annually by the Compensation Committee, directors receive RSUs as payment for their retainers and meeting attendance fees under our 2024 Incentive Plan. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	16

Fiscal 2024 Director Compensation

The following table details the compensation for 2024 of our non-employee directors:

Name	Fees earned or paid in cash($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Sally Ashford(3)	—	—	—	—
Stephen A. Carter(3)	—	—	—	—
David Flaschen	—	32,505	—	32,505
M. Sean Griffey	—	20,018	—	20,018
Don Hawk(4)	—	—	—	—
Mary McDowell	50,000	150,018	—	200,018
Gary Nugent(4)	—	—	—	—
Perfecto Sanchez	—	40,013	151,050	191,063
Christina G. Van Houten	—	50,543	151,050	201,593

(1)
The "Stock Awards" column reflects the aggregate grant date fair value of the RSUs granted to each director during 2024 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). For the assumptions used to calculate the fair value of the equity awards granted, see Note 10 to our 2024 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested RSUs outstanding as of December 31, 2024 for our non-employee directors was as follows: 0 for Mr. Flaschen, 0 for Mr. Griffey, 7,569 for Ms. McDowell, 0 for Mr. Sanchez, and 0 for Ms. Van Houten.
(2)
The "Option Awards" column reflects the aggregate grant date fair value of the option awards granted to directors during 2024, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the option awards granted, see Note 10 to our 2024 audited consolidated financial statements in our Form 10-K. Mr. Sanchez and Ms. Van Houten each received an automatic grant of options to purchase 5,000 shares of Former TechTarget common stock on June 4, 2024, the date of Former TechTarget's 2024 annual meeting of stockholders, consistent with the terms of the Former TechTarget 2024 Director Compensation Plan and Former TechTarget 2017 Stock Option and Incentive Plan. All Former TechTarget option awards that were outstanding and unexercised immediately prior to the Effective Time vested in full. There were no unvested stock options outstanding as of December 31, 2024 for our non-employee directors.
(3)
Ms. Ashford and Mr. Carter did not receive compensation during 2024 specific to any roles that they held in the Informa Tech Digital Businesses prior to the Closing and are not eligible for compensation under the NED Plan.
(4)
Mr. Hawk and Mr. Nugent, while serving in executive roles, are not eligible for compensation under the NED Plan. Please refer to the section titled "Executive Compensation Tables - Summary Compensation Table" for compensation paid to both executives in 2024.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy, objectives, program and process, as well as the compensation paid to our named executive officers in 2024. Our named executive officers for 2024 were:

•
Gary Nugent, Chief Executive Officer
•
Daniel T. Noreck, Chief Financial Officer and Treasurer
•
Rebecca Kitchens, President - Informa TechTarget & General Manager - Brand to Demand
•
Steven Niemiec, Chief Revenue Officer
•
Don Hawk, Former Executive Director, Product Innovation*
•
Michael Cotoia, Former Chief Executive Officer of Former TechTarget
•
Greg Strakosch, Former Executive Chairman of Former TechTarget

* Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025.

Overview and Compensation Philosophy. Prior to the Closing, the primary objectives of Former TechTarget's Compensation Committee and the Former TechTarget Board with respect to executive compensation were to attract, retain, and motivate executives who would make important contributions to the achievement of Former TechTarget's business goals, and to align the incentives of Former TechTarget's executives with the creation of long-term value for its stockholders. The Former TechTarget Compensation Committee implemented and maintained compensation plans in order to enhance the likelihood that it would achieve those objectives. Former TechTarget's executive compensation program was designed to attract and retain those individuals with the skills necessary for Former TechTarget to achieve its long-term business goals, to motivate

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	17

and reward individuals who performed at or above the levels that Former TechTarget expected, and to link a portion of each executive officer's compensation to the achievement of its business objectives. It was also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, the Former TechTarget executive compensation program was designed in a manner that Former TechTarget believed would align the interests of its executive officers, including Michael Cotoia, Greg Strakosch, Daniel T. Noreck, Rebecca Kitchens, Steven Niemiec, and Don Hawk (the "Former TechTarget Executive Officers"), with those of its stockholders by providing a portion of the Former TechTarget Executive Officers' compensation through equity-based awards. Following the Closing, the primary objectives of our Compensation Committee and our Board with respect to executive compensation are to continue to attract, retain, and motivate high-performing executives, align executive incentives to support both immediate corporate goals and long-term strategic objectives, and motivate and reward above-expected performance by linking executive compensation to business objective achievement. Additionally, a higher portion of total executive compensation will be weighted towards variable pay elements, such as short-term and long-term incentives that are linked to performance-based objectives to better align our executive compensation incentives with the long-term interests of our stockholders.

Compensation Committee. Prior to the Closing, Former TechTarget's executive compensation policies and objectives were developed and implemented by the Former TechTarget Compensation Committee which, until the Closing, consisted of all independent directors. The Former TechTarget Compensation Committee reviewed and approved compensation for the Former TechTarget Executive Officers with input from both its Executive Chairman and CEO. Former TechTarget's Executive Chairman and CEO made recommendations to the Former TechTarget Compensation Committee, from time to time, regarding the compensation of the Former TechTarget Executive Officers based in part upon the periodic benchmarking exercise described with respect to Former TechTarget in the "Equity Incentive Compensation and Other Benefits - Benchmarking of Compensation and Equity" section below. Neither Former TechTarget's Executive Chairman nor its CEO played any role in determining the CEO's own salary, bonus, or equity compensation. The Former TechTarget Compensation Committee annually reviewed Former TechTarget executive compensation program to assess whether the program adequately incentivized motivated and compensated the Former TechTarget Executive Officers. In addition to addressing cash compensation for the Former TechTarget Executive Officers, which included base salary and annual bonus plan and targets, the Former TechTarget Compensation Committee also reviewed and approved equity grants to the Former TechTarget Executive Officers and Former TechTarget employees who were not executive officers. Following the Closing, our executive compensation policies and objectives will be developed and implemented by our Compensation Committee with input and recommendations from our CEO. The Compensation Committee's responsibilities include regular meetings throughout the year to manage and evaluate the executive compensation program, determining the main components of compensation for executive officers, including base salary, equity, and cash performance incentives. These decisions are typically made during scheduled meetings but may also occur at other times to address hiring determinations, internal promotions, or other special circumstances. The Compensation Committee's decisions may be subject to final approval by the Board. The Compensation Committee may also invite other employees, outside advisors, consultants, or experts to participate in meetings and request presentations or background information from these individuals as appropriate. Our CEO works closely with the Compensation Committee in managing the executive compensation program and attends some committee meetings, however, our CEO does not participate in determining his own compensation and is not present during discussions or decisions regarding his compensation.

Elements of Executive Compensation. Prior to the Closing, Former TechTarget's executive compensation consisted of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) compensation through employee benefit plans. Former TechTarget viewed these elements of compensation as related but distinct. Although the Former TechTarget Compensation Committee historically reviewed total compensation, Former TechTarget generally did not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. Former TechTarget assessed the appropriate level for each compensation component based on its view of internal fairness and consistency and other considerations deemed relevant, such as the Former TechTarget Executive Officers' equity ownership position. From time to time, Former TechTarget also reviewed executive compensation levels at other companies with which Former TechTarget competed. For 2024, prior to the Transactions, Former TechTarget's overall mix of executive compensation included a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards. Following the Closing, our executive compensation will consist of the following elements: (i) base salary; (ii) annual and long-term target bonuses; (iii) participation in our employee benefit plans; (iv) the right to receive equity awards as determined by our Compensation Committee; and (v) retention bonuses for certain executives.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Prior to entry into the Transaction Agreement, base salaries for Former TechTarget Executive Officers were typically set in the offer letter to the executive at the outset of employment. Former TechTarget set base salary compensation for the Former TechTarget Executive Officers at a level Former TechTarget believed would enable it to retain and motivate and, as needed, hire individuals in a competitive environment, so that the Former TechTarget

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	18

Executive Officers would contribute to its overall business goals and success. Former TechTarget also considered the base salary compensation that is payable by companies that Former TechTarget believed to be its competitors and by other comparable private and public companies with which Former TechTarget believed Former TechTarget generally competed for executives. In connection with the Transactions, we entered into employment agreements with each of Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk each of which became effective as of the Closing. Under their respective employment agreement, Mr. Noreck, Mr. Niemiec, and Ms. Kitchens are entitled to, among other forms of compensation as described above, a base salary, in the case of Mr. Noreck of $300,000 and in the cases of Ms. Kitchens and Mr. Niemiec, of $400,000. Under Mr. Hawk's employment agreement, he was entitled to a base salary of $480,000. Pursuant to the terms of the respective employment agreements, we are reviewing each executive's cash and equity compensation levels in good faith for a possible increase, taking into consideration individual performance, Company performance, and talent retention, as well as expected roles and contributions within the Company. Upon completion of this review, the Compensation Committee will have the opportunity to evaluate and approve any recommended changes.

Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Former TechTarget Compensation Committee designed the Former TechTarget 2024 Executive Incentive Bonus Plan (the "2024 Bonus Plan") in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward the Former TechTarget Executive Officers for achievement of these measures of operating performance. In December 2023, the Former TechTarget Board approved the 2024 Bonus Plan performance metrics. As in prior years, the Former TechTarget Compensation Committee concluded that "Revenue" (as defined by Generally Accepted Accounting Principles ("GAAP")), Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA"), and an operating metric based on the percentage of customer contracts with terms longer than 270 days ("Longer-Term Contracts") were the appropriate measurements of our performance with respect to the 2024 Bonus Plan. Each one of these metrics and their respective individual goals was based solely on the performance of Former TechTarget. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before net interest, other income and expense such as asset impairment (including expenses related to the induced conversion of our 2025 convertible notes), income taxes, depreciation and amortization, as further adjusted to include the impact of the fair value adjustments to contingent consideration and acquired unearned revenue and to exclude stock-based compensation and other one-time charges, such as costs related to acquisitions or reduction in forces expenses, if any. The Former TechTarget Compensation Committee included the Longer-Term Contract metric, coupled with the Revenue and Adjusted EBITDA metrics, because it felt this metric would continue to align Former TechTarget's executive incentive compensation with Former TechTarget's goal of moving towards providing its customers its purchase-intent data and other services under Longer-Term Contracts. Payment of a bonus under the 2024 Bonus Plan was based on either the attainment of the Revenue and/or Adjusted EBITDA performance goals or attainment of the Longer-Term Contract performance goal. Payments under the 2024 Bonus Plan were made before March 15, 2025 based on the achievement of the performance goals measured at the end of 2024.

The Former TechTarget Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2024 Bonus Plan by taking into consideration the performance of Former TechTarget, the 2024 budget as well as projected revenue. The Former TechTarget Compensation Committee determined that the financial targets should, as in past years, be based on Former TechTarget's current year budget and also took into consideration Former TechTarget's actual performance against its 2024 budget. The Former TechTarget Compensation Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Former TechTarget Compensation Committee established the 2024 targets against the prior year period. After the Former TechTarget Compensation Committee established the 2024 Bonus Plan performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch, Former TechTarget's Executive Chairman, and various factors noted above including consideration of Former TechTarget's annual budget and Former TechTarget's continued strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under Longer-Term Contracts. Mr. Cotoia's and Mr. Strakosch's target bonus amounts were determined by the Former TechTarget Compensation Committee based on the same factors noted above without input from Mr. Cotoia or Mr. Strakosch. The Former TechTarget Compensation Committee approved the following target bonus amounts for Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, Mr. Hawk, and Mr. Strakosch for 2024: $217,500, $105,000, $105,000, $105,000, $105,000 and $217,500, respectively. The threshold amounts varied depending on whether Former TechTarget met at least: (i) one of the Adjusted EBITDA or Revenue metrics and/or (ii) the Longer-Term Contracts metric. For more information on thresholds and maximums, see "2024 Plan Performance" below. The target bonus under the 2024 Bonus Plan for each named executed officer was not increased and remained the same as the target bonus that had been available for each such named executive officer in 2023. Additionally, in connection with entering into the Transaction Agreement, the Former TechTarget Board approved the payment of a transaction bonus to Mr. Noreck in an aggregate amount of $75,000, $37,500 of which became payable upon the execution of the Transaction Agreement and

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	19

$37,500 of which will become payable upon the Closing and subject to Mr. Noreck's continued employment with Former TechTarget as of immediately prior to the Closing.

2024 Bonus Plan Operation. In order for the Former TechTarget Executive Officers to earn a bonus under the 2024 Bonus Plan, they must either: (1) have achieved the minimum threshold of 90% of the Adjusted EBITDA target (or $65.9M) and/or Revenue target (or $211.5M) or (ii) have achieved a minimum of a tenth of a percentage increase from the Longer-Term Contracts base determined by the Former TechTarget Compensation Committee (or 36%) towards the 2024 Longer-Term Contracts target (or 38%). The Longer-Term Contracts metric is measured against the total amount of quarterly revenue attributable to Longer-Term Contracts determined as of the end of the fourth quarter of the 2024 fiscal year. With respect to Adjusted EBITDA and Revenue, if the applicable 90% threshold was achieved, then certain of the Former TechTarget Executive Officers (each, a "2024 Bonus Plan Participant") would earn 50% of their targeted bonus amount with respect to the applicable metric. Furthermore, each of the 2024 Bonus Plan Participants could earn an additional 5% of their target bonus amount within the Adjusted EBITDA and/or Revenue metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. Additionally, for each tenth of a percentage increase towards the Longer-Term Contracts target, each of the 2024 Bonus Plan Participants would earn at least 5% of their targeted bonus amount with respect to that metric until 100% of the Longer-Term Contracts bonus target was achieved. Actual performance compared to the target metric was measured at the end of the fiscal year. In the event that the Adjusted EBITDA metric and/or Longer-Term Contracts metric was greater than 100% of their respective targets, each executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 30% for amounts achieved up to $3.0 million of the Adjusted EBITDA target (and by 33% for amounts in excess of $3.0 million) and prorated for each tenth of a percentage increase above the target (50% for each 1% increase achieved in excess) of the Longer-Term Contracts target. The portion of the bonus in excess of each 2024 Bonus Plan Participant's target for both the Adjusted EBITDA and Longer-Term Contracts targets was payable in common stock of Former TechTarget or, if the Closing occurred prior to the payment date, common stock of Informa TechTarget. In the event that performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and less than a tenth of a percentage increase was achieved towards the Longer-Term Contracts metric, then no bonus would be earned.

Compensation Clawback. In December 2024, we adopted a written Compensation Recovery Policy ("Clawback Policy") addressing the recoupment of incentive-based compensation from current or former covered officers to ensure compliance with the requirements of Nasdaq Listing Rule 5608, which implements Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company will recover any erroneously awarded incentive-based compensation from current or former executive officers subject to the Clawback Policy that was received within the applicable recovery period. The Compensation Committee has the discretion to make all decisions under this policy.

As previously disclosed, during 2024, the Company restated the Informa Tech Digital Businesses' (i) unaudited interim condensed combined financial statements as of and for the six months ended June 30, 2024, which were previously included in the Company's Registration Statement on Form S-4/A, originally filed with the SEC on September 4, 2024, and (ii) unaudited interim condensed combined financial statements as of and for the three months ended March 31, 2024 and for the three months ended March 31, 2024 and 2023, which were included in the Company's Registration Statement on Form S-4, originally filed with the SEC on June 27, 2024, and, in 2025, the Company restated the Informa Tech Digital Businesses' (a) audited combined financial statements as of December 31, 2023 and 2022 and for the three years ended December 31, 2023, which were included in the Company's final prospectus on Form 424(b)(3) filed on October 25, 2024 and filed as Exhibit 99.9 to the Company's Form 8-K/A filed on December 9, 2024, (b) unaudited condensed combined financial statements as of September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023, which were filed as Exhibit 99.10 to the Company's Form 8-K/A filed on December 9, 2024, (c) unaudited condensed combined financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023, which were filed as Exhibit 99.1 to the Company’s Form 8-K filed on December 6, 2024, and (d) unaudited condensed combined financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and 2023, which were filed as Exhibit 99.2 to the Company's Form 8-K filed on December 6, 2024.

In accordance with the Clawback Policy, the Compensation Committee evaluated whether there was any erroneously awarded compensation subject to recovery under the Clawback Policy. The Compensation Committee concluded that there was no erroneously awarded compensation requiring recovery under the Clawback Policy, because the restated amounts did not impact the achievement of any financial reporting measure used in determining incentive-based compensation of the covered executives for awards received by covered executive officers during the applicable lookback period.

2024 Plan Performance. In 2024, Former TechTarget's Adjusted EBITDA, Revenue, and Longer-Term Contracts results measured at the end of the fiscal year, were approximately: 83%, 98%, and 28% respectively, which resulted in our named executive officers receiving the following bonus amounts under the 2024 Bonus Plan:

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	20

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)
Gary Nugent, Chief Executive Officer(4)	—	—	—	—
Rebecca Kitchens, President	17,500	105,000	—	31,500
Steve Niemiec, Chief Revenue Officer	17,500	105,000	—	31,500
Daniel T. Noreck, Chief Financial Officer and Treasurer	17,500	105,000	—	31,500
Don Hawk, Executive Director, Product Innovation	17,500	105,000	—	31,500
Michael Cotoia, Former Chief Executive Officer(5)	36,250	217,500	—	108,750
Greg Strakosch, Former Executive Chairman(5)	36,250	217,500	—	108,750

(1)
Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved and less than a tenth of a percentage increase towards the Longer-Term Contracts target was achieved. Alternatively, if performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and only a tenth of a percentage increase towards the Longer-Term Contracts target was achieved, then the following threshold amounts would have been due to Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Strakosch for 2024: $3,625, $1,750, $1,750, $1,750, and $3,625, respectively.
(2)
Amount payable if 100% of all three performance targets were achieved.
(3)
In the event that the Adjusted EBITDA or Longer-Term Contracts metrics were greater than 100% of the targets, then the executive could earn more than their respective target bonus, and the portion of the bonus in excess of each executive's target would be payable in common stock of the Company. The 2024 Bonus Plan did not cap such excess amounts.
(4)
Because Mr. Nugent was not previously employed by Former TechTarget, he was not eligible, and therefore was not awarded, a bonus payment under the 2024 Bonus Plan.
(5)
On January 10, 2024, the Company entered into separation agreements with each of Mr. Cotoia (the "Cotoia Separation Agreement") and Mr. Strakosch (the "Strakosch Separation Agreement" and together with the Cotoia Separation Agreement, the "Separation Agreements") that became effective upon the Closing. Pursuant to the terms of the respective Separation Agreement each of Mr. Cotoia and Mr. Strakosch was entitled to a prorated amount of his annual bonus (such prorated bonus to be no less than $108,750 per executive).

Equity Incentive Compensation and Other Benefits

Prior to the Closing, Former TechTarget granted RSUs to attract, motivate, and retain its employees. Former TechTarget believed that RSUs and other equity awards were an important component of an executive's overall compensation package, which could be effective in rewarding the long-term performance of Former TechTarget's executives. Former TechTarget believed that this compensation philosophy, in turn, could contribute to long-term value for the stockholders of Former TechTarget. All of the Former TechTarget Executive Officers and a majority of the Former TechTarget key employees received RSU grants under Former TechTarget's 2007 Stock Option and Incentive Plan (the "2007 Plan") and/or Former TechTarget's 2017 Stock Option and Incentive Plan, as amended (the "2017 Plan"). Former TechTarget believed that the vesting feature of its equity grants increased executive retention by providing an incentive to remain with Former TechTarget during the vesting period, which is typically multi-year. Historically, Former TechTarget typically made an initial equity award to each new Former TechTarget Executive Officer in connection with the start of his or her employment. Other than with respect to its new hire awards, Former TechTarget typically granted RSU awards once per year to a select group of employees, typically in July/August and/or December. All grants of equity awards were approved by the Former TechTarget Compensation Committee either as part of the annual grant process or at other times during the year. RSUs granted by Former TechTarget typically vested in equal tranches once per year on the anniversary of the grant date over a three-year period. Additionally, in accordance with the terms of the applicable award agreements, Former TechTarget could defer the delivery of shares underlying an RSU award, generally until the opening of the trading window immediately following the vesting date. In determining equity awards, the Former TechTarget Compensation Committee considered its business and financial performance, the Former TechTarget Executive Officer's performance and future potential, the award value relative to other executives' awards, and the value of previous awards and amount of outstanding unvested equity awards. The Former TechTarget Compensation Committee also considered the recommendations of its Chief Executive Officer and Executive Chairman with respect to awards to the Former TechTarget Executive Officers and employees other than the Chief Executive Officer and Executive Chairman, and, from time to time, the external data described in the "Benchmarking of Compensation and Equity" section below. Following the Closing, the Compensation Committee will evaluate the use of equity awards for purposes of attracting, motivating, and retaining its key employees, including the use of long-term equity incentives consisting of both time-based and/or performance-based awards, regarding any grants made under our 2024 Incentive Plan. The Compensation Committee may also consider granting long-term incentive awards to our named executive officers and other employees pursuant to the 2024 Incentive Plan at time of hire, annually, and/or occasionally outside of any regular grant cycle.

Equity Grants. In August 2024, the Former TechTarget Compensation Committee granted Ms. Kitchens 90,000 RSUs, Mr. Niemiec 90,000 RSUs, and Mr. Noreck 36,000 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to Former TechTarget as well as their expected future contributions following the Transactions to Informa TechTarget. Each of the named executive officers as well as other senior leaders may be eligible for equity awards granted by our Compensation

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Committee from time to time including based on their expected future contributions, performance, and strategic impact, with awards designed to align their interests with the interests of our stockholders.

Treatment of Former TechTarget’s RSU Grants in the Transactions. In connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 100% of the then outstanding unvested RSUs granted by Former TechTarget to the Former TechTarget Executive Officers prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs. Each RSU granted by Former TechTarget to the Former TechTarget Executive Officers after January 10, 2024, including those grants made in August 2024, that was outstanding and unvested as of the Effective Time was assumed by Informa TechTarget and converted into an award of RSUs with respect to shares of Informa TechTarget common stock in the manner set forth in the Transaction Agreement. Each converted RSU is subject to the same terms and conditions (including vesting, accelerated vesting and settlement schedule) as applied to the corresponding unvested RSU immediately prior to the Effective Time.

Employee Benefit Plans. Prior to the Closing, U.S. employees of Former TechTarget, including the Former TechTarget Executive Officers, were entitled to certain employee benefits, including: medical, dental, and vision care plans; supplemental vision care plan; flexible spending and health savings accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under Former TechTarget's 401(k) plan, Former TechTarget could provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2024, Former TechTarget matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year. The employer contributions vested over a four-year period commencing on the employee's hire date. Following the Closing and through 2025, medical, dental and vision insurance, 401(k) plan contributions, life and disability insurance and other broadly available benefit plans are expected to remain the same.

Financial Planning, Tax Preparation, and Estate Planning. Prior to the Closing, Former TechTarget made arrangements with a financial counseling firm to provide the Former TechTarget Executive Officers with certain financial, estate and tax planning, and tax preparation services. If a Former TechTarget Executive Officer elected to participate in this program, Former TechTarget paid the annual retainer and any fees incurred for the financial counseling firm's services to the Former TechTarget Executive Officers during the year. Following the Closing and through 2025, the Company will continue to provide these benefits to the Company's executive officers.

Advisory Vote on Executive Compensation. Former TechTarget provided Former TechTarget stockholders with the opportunity to cast an annual advisory vote on executive compensation and took into consideration the results of the voting. In 2024, the Former TechTarget Compensation Committee noted the affirmative vote on Former TechTarget's executive compensation program as it determined executive officer compensation for 2024. Following the Closing, the Compensation Committee will consider the outcome of future say-on-pay votes and stockholder feedback in its design and implementation of our executive compensation program.

Employment Agreements. Prior to the Closing, each of Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, Mr. Hawk and Mr. Strakosch were party to an employment agreement with Former TechTarget (each, a "Former TechTarget Employment Agreement") which provided for certain benefits while employed at Former TechTarget, including base salary, bonus, and treatment of equity in the event of a termination of employment under certain circumstances or a change of control. Former TechTarget believed that retention of the Former TechTarget Executive Officers was critical to the operation of Former TechTarget and therefore made the decision to provide these benefits in the Former TechTarget Employment Agreements. In consideration of these benefits, the Former TechTarget Executive Officer in each instance agreed not to (i) compete with Former TechTarget, (ii) employ or solicit any employee of Former TechTarget, or (iii) solicit or encourage a customer or supplier of Former TechTarget to terminate or modify adversely its relationship with Former TechTarget. The non-compete and non-solicit obligations in the Former TechTarget Employment Agreements extended for one year post-termination for Mr. Cotoia, Mr. Noreck, Ms. Kitchens, Mr. Niemiec, Mr. Hawk and Mr. Strakosch. In connection with the Transactions, we entered into new employment agreements with each of Mr. Noreck, Ms. Kitchens, Mr. Niemiec, and Mr. Hawk each of which became effective as of the Closing (the "Informa TechTarget Employment Agreements"). As described above, the Informa TechTarget Employment Agreements provide for certain benefits while employed at TechTarget, including base salary, an annual target bonus, participation in employee benefit plans and the right to receive equity awards as determined by our Board. The Informa TechTarget Employment Agreements for Mr. Noreck, Mr. Niemiec, and Ms. Kitchens have a renewable one-year term and also provide for severance benefits upon the expiration of the term or upon a termination of employment. The Informa TechTarget Employment Agreement for Mr. Hawk, who also become a director of the Company effective as of the Closing, provides for a six-month employment term and also provides for certain severance benefits upon the expiration of the term or upon earlier termination of employment. Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025. In connection with his departure, Mr. Hawk is entitled to receive the severance benefits specified in his Informa TechTarget Employment

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Agreement as described below in "Employment Agreements and Potential Payments Upon Termination or Change of Control - Severance Benefits of Mr. Hawk."

Additionally, the Informa TechTarget Employment Agreements describe the treatment of equity in the event of a termination of employment under certain circumstances or a change in control. The Informa TechTarget Employment Agreements are described in more detail below under the heading "Employment Agreements and Potential Payments Upon Termination or Change in Control." Additionally, in connection with the Transactions, Former TechTarget entered into the Cotoia Separation Agreement with Mr. Cotoia and the Strakosch Separation Agreement with Mr. Strakosch, each of which became effective upon the Closing and provided for the termination of employment of both of Mr. Cotoia and Mr. Strakosch. As a result, the Cotoia Separation Agreement and Strakosch Separation Agreement each provide for severance and benefits upon the termination of employment of Mr. Cotoia and Mr. Strakosch, respectively, as more fully described below. The Compensation Committee is evaluating the compensation arrangements, including cash and equity compensation levels, for each of Mr. Noreck, Mr. Niemiec, and Ms. Kitchens for possible increases in compensation consistent with the terms of the respective Informa TechTarget Employment Agreements.

Upon the Closing, Informa TechTarget entered into a secondment agreement with Informa Support Services, Inc. ("ISSI") (the "Secondment Agreement"), which governs the provision of Mr. Nugent's services as our Chief Executive Officer following the Closing until such time as the Secondment Agreement is terminated (the "Secondment Period"). During the Secondment Period, Mr. Nugent is and will continue to be an employee of ISSI, and ISSI will pay Mr. Nugent's salary and bonus and provide or make available the insurance, pension, and other benefits to which he is entitled under his employment agreement with ISSI. However, Informa TechTarget is solely responsible for determining Mr. Nugent's compensation (other than equity compensation with respect to Informa) during the Secondment Period, including with respect to the amount of any annual bonus amount payable to him, and may grant Mr. Nugent Informa TechTarget equity awards in accordance with its normal reward cycle.

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the Company's current and former executive officers. For taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by applicable rules will not be deductible by us. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. Prior to the Closing, the Former TechTarget Compensation Committee believed that using peer company compensation information in its executive compensation determinations would sometimes be appropriate and could be a meaningful factor in determining cash and equity compensation. The Former TechTarget Compensation Committee also believed that reviewing such external data would not always be relevant and therefore also relied on other factors, including Former TechTarget performance and the Former TechTarget Compensation Committee's own substantial business and industry experience, in setting executive compensation. From time to time, the Former TechTarget Compensation Committee reviewed peer company information. In 2024, the Former TechTarget's peer group included the following public companies: Dun & Bradstreet Holdings, Inc., Gartner, Inc., HubSpot, Inc., Ziff Davis, Inc., TripAdvisor, Inc., ZoomInfo Technologies, Inc., ON24, Inc., and Comscore, Inc. Former TechTarget's management provided the Former TechTarget Compensation Committee with compensation data about these peers compiled from publicly available information. With regard to Former TechTarget's CEO and CFO, given that Former TechTarget believed the roles and responsibilities for these positions are generally consistent from company to company, from time to time, Former TechTarget reviewed the compensation of these positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other Former TechTarget executive officers, whose positions are more distinct and may not be as readily benchmarked by title, when Former TechTarget benchmarked their compensation, Former TechTarget attempted to find analogous positions in other public and private companies in the industry with similar financial and operational characteristics by function and responsibilities. The Former TechTarget Compensation Committee took this information into consideration when evaluating compensation for the Former TechTarget Executive Officers in 2024 prior to the Closing. The Former TechTarget Compensation Committee also considered factors that contributed to the executive's value to Former TechTarget, such as length of service and specific skills. Based on the Former TechTarget Compensation Committee's review of the compensation data available regarding the executives in its peer group, the Former TechTarget Compensation Committee determined that the (i) base salary for each Former TechTarget Executive Officer for 2024 prior to the Closing and completion of the Transactions and (ii) target bonuses under the 2024 Bonus Plan for each Former TechTarget Executive Officer would remain unchanged from the base salary and target bonuses for 2023. Neither the Former TechTarget Compensation Committee nor Former TechTarget retained a compensation consultant for purposes of advising on executive compensation. Following the Closing, the Compensation Committee will undertake a review of its peer group to ensure alignment with Informa TechTarget's strategic

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objectives and market landscape. This reassessment is expected to consider relevant market factors, competitive positioning, and best practices to maintain an accurate and meaningful peer group framework.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2024, 2023, and 2022 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compen-sation ($)(4)	Total($)
Gary Nugent(5)	2024	543,385	275,017	—	—	52,891	871,293
Chief Executive Officer	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Daniel T. Noreck	2024	300,000	75,000	978,840	31,500	689,310	2,074,650
Chief Financial Officer and	2023	300,000	—	503,910	—	15,000	818,910
Treasurer	2022	225,000	—	1,977,575	65,000	15,000	2,282,575
Rebecca Kitchens	2024	400,000	—	2,447,100	31,500	2,379,140	5,257,740
President - Informa	2023	400,000	—	3,926,780	—	3,000	4,329,780
TechTarget	—	—	—	—	—	—	—
Steve Niemiec	2024	400,000	—	2,481,190	31,500	2,423,250	5,335,940
Chief Revenue Officer	2023	400,000	—	3,880,800	—	15,000	4,295,800
	—	—	—	—	—	—	—
Don Hawk(6)	2024	480,000	—	—	31,500	741,530	1,253,030
Former Executive Director,	2023	480,000	—	366,480	—	3,000	849,480
Product Innovation	2022	480,000	—	2,964,175	91,000	3,000	3,538,175
Michael Cotoia	2024	618,313	—	—	108,750	2,582,800	3,309,863
Former TechTarget	2023	600,000	—	1,374,300	—	15,000	1,989,300
Chief Executive Officer	2022	600,000	—	9,841,938	188,500	15,000	10,645,438
Greg Strakosch	2024	617,896	—	—	108,750	816,750	1,543,396
Former TechTarget	2023	600,000	—	458,100	—	15,000	1,073,100
Executive Chairman	2022	600,000	—	2,996,988	188,500	15,000	3,800,488

(1)
The amount in this column reflects (i) the cash transaction bonus awarded to Mr. Noreck in an aggregate amount of $75,000, $37,500 of which became payable upon the execution of the Transaction Agreement and $37,500 of which became payable at the Closing and (ii) a cash bonus paid to Mr. Nugent in his capacity as an executive of Informa Tech, LLC totaling $275,017.
(2)
The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to each named executive officer during the applicable year. See Note 10 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2024, the amount in this column for Mr. Noreck, Ms. Kitchens, and Mr. Niemiec reflects the aggregate grant date fair value of RSUs awarded in August 2024.
(3)
The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Former TechTarget Executive Incentive Bonus Plans for 2024, 2023, and 2022. For more information, see "Compensation Discussion and Analysis - Executive Incentive Bonus Plan" and “Compensation Discussion and Analysis – Executive Incentive Compensation and Other Benefits” above.
(4)
Excluding Mr. Nugent, these amounts represent matching 401(k) contributions, the value of acceleration of RSUs previously granted by Former TechTarget in connection with the Transactions, and costs to the Company for services incurred to provide financial counseling services including finances, estate and tax planning, and tax preparation services ("Financial Services"). Matching 401(k) contributions were $3,000 per named executive officer in 2024. For Mr. Nugent, the amount represents employer pension and 401(k) contributions for $52,891. Amounts reflecting the value of the acceleration of RSUs previously granted by Former TechTarget in connection with the Transaction for Mr. Noreck, Ms. Kitchens, Mr. Niemiec, Mr. Hawk, Mr. Cotoia, and Mr. Strakosch were, $674,310, $2,376,140, $2,408,250, $738,530, $2,568,800, and $802,750, respectively. Financial Services for 2024 for Ms. Kitchens and Messrs. Hawk, Cotoia, Noreck, Niemiec, and Strakosch were $0, $0, $11,000, $12,000, $12,000, and $11,000, respectively.
(5)
Mr. Nugent's compensation for 2024 includes compensation paid as an executive of Informa Tech, LLC. Mr. Nugent's compensation included base salary ($543,385), cash bonus ($275,017), employer pension and 401(k) contributions ($52,891), and the vesting and exercise of Informa PLC restricted stock granted to Mr. Nugent by Informa PLC on January 12, 2021 ($864,995) that is not reflected in the table above. The amounts reflected in the salary, bonus, and all other compensation columns for Mr. Nugent is denominated and paid in GBP from January through October (and in USD from November through December); the amounts reported above, as applicable, reflect the average exchange rate of .78749 USD per GBP for the year

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ended December 31, 2024.
(6)
Mr. Hawk, our Former Executive Director, Product Innovation, departed from his employment with the Company effective as of June 2, 2025.

Grants of Plan-Based Awards For 2024

The following table sets forth grants of plan-based awards made during 2024 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Stock Option Awards($)(2)
Gary Nugent	—	—	—
Daniel T. Noreck	8/13/2024	36,000	978,840
Rebecca Kitchens	8/13/2024	90,000	2,447,100
Steve Niemiec	8/13/2024	90,000	2,447,100
	1/16/2024	1,000	34,090
Don Hawk	—	—	—
Michael Cotoia	—	—	—
Greg Strakosch	—	—	—

(1)
Represents an RSU or common stock award granted to the named executive officer in accordance with our executive compensation program.
(2)
Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 10 to our audited consolidated financial statements included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2017 Stock Option and Incentive Plan. On March 10, 2017, upon recommendation by the Former TechTarget Compensation Committee, the Former TechTarget Board adopted the 2017 Stock Option and Incentive Plan and it was approved by Former TechTarget's stockholders and became effective on June 16, 2017. On June 8, 2021, Former TechTarget's stockholders approved an amendment to the 2017 Stock Option and Incentive Plan increasing the number shares of common stock authorized for issuance thereunder from 3,000,000 to 6,800,000. The 2017 Stock Option and Incentive Plan, as amended (the "2017 Plan"), permitted Former TechTarget to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, directors, consultants, and advisors. The 2017 Plan was administered by the Former TechTarget Compensation Committee. At Closing, the Company assumed the 2017 Plan solely for purposes of governing and administering any unvested Former TechTarget employee RSUs that were converted into an award of RSUs with respect to shares of Informa TechTarget's common stock. No further equity grants may be made under the 2017 Plan.

2022 Employee Stock Purchase Plan. On April 8, 2022, the Former TechTarget Board adopted the 2022 Employee Stock Purchase Plan (the "2022 ESPP") upon recommendation of the Former TechTarget Compensation Committee and it was approved by the Former TechTarget stockholders and became effective on June 7, 2022. The 2022 ESPP permitted eligible employees to purchase shares of Former TechTarget common stock at a discount during consecutive six-month plan periods. The Former TechTarget Board, the Former TechTarget Compensation Committee, or its delegate determined the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of Former TechTarget's common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of Former TechTarget's common stock on the last day of the plan period; provided, however, that such purchase price shall be at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code. Employee contributions were made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15%. The 2022 ESPP was terminated upon Closing.

2024 Incentive Plan. On November 26, 2024, Former TechTarget held a special meeting of stockholders (the "Special Meeting"), during which the stockholders of Former TechTarget voted to approve the Informa TechTarget 2024 Incentive Plan (the "2024 Incentive Plan"). The Former TechTarget Board previously approved the adoption of the 2024 Incentive Plan by our Board, subject to Former TechTarget stockholder approval and the Closing. The 2024 Incentive Plan provides

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for the award of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards by Informa TechTarget. Employees, directors, officers, advisors or consultants of Informa TechTarget, its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code or any other business venture (including, without limitation, joint venture or limited liability company) in which Informa TechTarget has a controlling interest, as determined by our Board (each such entity, a "Covered Entity") are eligible to participate in the 2024 Incentive Plan, as are prospective employees, directors, officers, consultants or advisors of any Covered Entity who have agreed to serve a Covered Entity in those capacities. 6,366,171 shares of Informa TechTarget common stock are issuable under the 2024 Incentive Plan.

2024 Employee Stock Purchase Plan. At the Special Meeting, our stockholders voted to approve the Informa TechTarget 2024 Employee Stock Purchase Plan (the "2024 ESPP"). The Former TechTarget Board previously approved the adoption of the 2024 ESPP by our Board, subject to Former TechTarget stockholder approval and the Closing. A total of 1,400,000 shares of Informa TechTarget common stock are available for grants under the 2024 ESPP, subject to adjustment under certain circumstances described in the 2024 ESPP. The 2024 ESPP permits eligible employees of Informa TechTarget and employees of a Covered Entity to purchase shares of Informa TechTarget common stock at a discount during consecutive six-month plan purchase periods. Under the terms of the 2024 ESPP, the purchase right price is determined by the administrator for the 2024 ESPP, which will be our Board or a committee appointed by our Board (the "ESPP Administrator") for each plan purchase period, and the purchase right price will be at least 85% of the applicable closing price of Informa TechTarget common stock (determined as provided under the 2024 ESPP). If the ESPP Administrator does not make a determination of the purchase right price, the purchase right price will be 85% of the lesser of the closing price of Informa TechTarget common stock (determined as provided under the 2024 ESPP) on either (a) the first business day of the plan purchase period or (b) the exercise date. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 15% of the compensation such employee receives during the plan purchase period.

Outstanding Equity Awards at Fiscal Year End for 2024

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Gary Nugent	—	—		—
Daniel T. Noreck	8/13/2024	56,624	(2)	1,122,288
Rebecca Kitchens	8/13/2024	141,561	(3)	2,805,739
Steve Niemiec	8/13/2024	141,561	(4)	2,805,739
Don Hawk	—	—		—
Mike Cotoia	—	—		—
Greg Strakosch	—	—		—

(1)
The amounts shown in this column are for RSUs. The value of the RSUs is based on $19.82, which was the closing price of the Company's stock on December 31, 2024, the last trading day of the Company's most recently completed fiscal year.
(2)
Mr. Noreck's RSUs vest as follows: 18,875, 18,875 and 18,874 on August 13, 2025, 2026 and 2027, respectively.
(3)
Ms. Kitchens's RSUs vest as follows: 47,187 on each of August 13, 2025, 2026 and 2027.
(4)
Mr. Niemiec's RSUs vest as follows: 47,187 on each of August 13, 2025, 2026 and 2027.

Option Exercises and Stock Vested for 2024

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2024, including RSUs granted under the 2017 Plan. There were no option exercises during 2024 for our named executive officers and none of our named executive officers have outstanding options that are vested and exercisable but have not been exercised.

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	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Gary Nugent	—		—
Daniel T. Noreck	42,500	(2)	1,330,720
Rebecca Kitchens	128,000	(3)	4,171,560
Steve Niemiec	133,000	(4)	4,333,960
Don Hawk	52,000	(5)	1,616,538
Mike Cotoia	175,000	(6)	5,522,100
Greg Strakosch	75,000	(7)	2,377,250

(1)
Values shown represent the number of shares multiplied by the closing price of the Company's common stock on the applicable vesting date.
(2)
Pursuant to the terms of the applicable RSU award agreements with Mr. Noreck, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 10,000 shares that vested July 29, 2024 were deferred under the applicable agreement and delivered on August 21, 2024, 6,000 shares that vested July 30, 2024 were deferred under the applicable agreement and delivered on August 27, 2024, and 5,500 shares that vested on August 11, 2024 were deferred under the applicable agreement and delivered on August 29, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 21,000 RSUs granted by Former TechTarget to Mr. Noreck prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.
(3)
Pursuant to the terms of the applicable RSU award agreements with Ms. Kitchens, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 30,000 shares vested on January 2, 2024 were deferred under the applicable agreement and delivered on February 13, 2024, 14,000 shares vested on July 29, 2024 were deferred under the applicable agreement and delivered on August 28, 2024, and 10,000 shares vested on July 30, 2024 were deferred under the applicable agreement and delivered on August 27, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 74,000 RSUs granted by Former TechTarget to Ms. Kitchens prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.
(4)
Pursuant to the terms of the applicable RSU award agreement with Mr. Niemiec, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 30,000 shares that vested on January 2, 2024 were deferred under the applicable agreement and delivered on February 13, 2024, 15,000 shares that vested on July 29, 2024 were deferred under the applicable agreement and delivered on August 28, 2024, 12,000 shares that vested on July 30, 2024 were deferred under the applicable agreement and delivered on August 27, 2024, and 1,000 shares vested and were delivered as a 20 Year Anniversary Award on January 16, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 75,000 RSUs granted by Former TechTarget to Mr. Niemiec prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.
(5)
Pursuant to the terms of the applicable RSU award agreement with Mr. Hawk, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 15,000 shares that vested on July 29, 2024 were deferred under the applicable agreement and delivered on August 28, 2024, 10,000 shares that vested on July 30, 2024 were deferred under the applicable agreement and delivered on August 27, 2024, and 4,000 shares that vested on August 11, 2024 were deferred under the applicable agreement and delivered on August 22, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 23,000 RSUs granted by Former TechTarget to Mr. Hawk prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.
(6)
Pursuant to the terms of the applicable RSU award agreement with Mr. Cotoia, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 50,000 shares that vested on July 29, 2024 were deferred under the applicable agreement and delivered on September 5, 2024, 30,000 shares that vested on July 30, 2024 were deferred under the applicable agreement and delivered on September 4, 2024 and 15,000 shares that vested on August 11, 2024 were deferred under the applicable agreement and delivered on August 29, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement, 80,000 RSUs granted by Former TechTarget to Mr. Cotoia prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.
(7)
Pursuant to the terms of the applicable RSU award agreement with Mr. Strakosch, where applicable, the shares underlying certain RSUs granted prior to January 10, 2024 by Former TechTarget vested and delivered as follows: 15,000 shares that vested on July 29, 2024 were deferred under the applicable agreement and delivered on August 21, 2024, 30,000 shares that vested on July 30, 2024 were deferred under the applicable agreement and delivered on August 27, 2024 and 5,000 shares that vested on August 11, 2024 were deferred under the applicable agreement and delivered on August 29, 2024. Additionally, in connection with the Merger and consistent with the terms of the underlying grant agreements and the Transaction Agreement,

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	27

25,000 RSUs granted by Former TechTarget to Mr. Strakosch prior to January 10, 2024 vested in full immediately prior to the Effective Time and converted into the right to receive the applicable portion of Merger Consideration in respect of the shares of Former TechTarget common stock underlying such RSUs.

Nonqualified Deferred Compensation for 2024

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2024. For more information, see "Compensation Discussion and Analysis – Executive Incentive Compensation and Other Benefits" above.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Gary Nugent	—	—	—	—
Daniel T. Noreck	192,960	—	163,260	—
	318,800	—	264,200	—
	144,650	5,995	150,645	—
Rebecca Kitchens	321,600	—	272,100	—
	446,320	—	376,880	—
	1,027,500	—	975,600	—
Steve Niemiec	385,920	—	326,520	—
	478,200	—	403,800	—
	1,027,500	—	975,600	—
Don Hawk	321,600	—	272,100	—
	478,200	—	403,800	—
	105,200	—	102,800	—
Mike Cotoia	964,800	—	780,600	—
	1,594,000	—	1,269,500	—
	394,500	16,350	410,850	—
Greg Strakosch	964,800	—	816,300	—
	478,200	—	396,300	—
	131,500	5,450	136,950	—

(1)
Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)
Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)
Represents fair market value of the shares on the date of delivery.

Employment Agreements and Potential Payments Upon Termination or Change of Control

The Informa TechTarget Employment Agreements require us to make certain payments and/or provide certain benefits to Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk in the event of a termination of employment under certain circumstances or a change of control of the Company. The following sections summarize the material terms of the Informa TechTarget Employment Agreements and the payments that would be made to each of Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk assuming one of the events described below occurs or has occurred. Additionally, in connection with the Transactions, Former TechTarget entered into the Cotoia Separation Agreement and Strakosch Separation Agreement, each of which became effective upon the Closing and provided for the termination of employment of both of Mr. Cotoia and Mr. Strakosch. As a result, the Cotoia Separation Agreement and Strakosch Separation Agreement each provides for severance and benefits upon the termination of employment of Mr. Cotoia and Mr. Strakosch, respectively, as more fully described below. As described under the "Compensation Discussion and Analysis - Equity Incentive Compensation and Other Benefits – Employment Agreements" section of this Proxy Statement, the provision of Mr. Nugent's services as our Chief Executive Officer is governed by the Secondment Agreement. Mr. Nugent is not entitled to any severance or change in control compensation; provided, however, Informa TechTarget is required to reimburse Informa for certain expenses, including separation benefits, under the Secondment Agreement to the extent Mr. Nugent's employment with ISSI is terminated during the Secondment Period, if: (i) Informa's termination of Mr. Nugent's employment with ISSI during the term of the Secondment Agreement is without "cause" and the Informa TechTarget Board has provided its prior approval to such termination, or (ii) Mr. Nugent terminates his employment with ISSI for "good reason" and the termination for "good reason" is due to an act, omission, or decision by Informa TechTarget. For purposes of the Secondment Agreement and the associated Employment Letter Agreement with Mr. Nugent, "cause" means: (a) commission of an act of gross negligence, willful misconduct, fraud, embezzlement, material dishonesty or theft; (b) arrest and/or conviction for a felony or any crime involving moral turpitude, fraud, dishonesty, or any other crime that impacts job duties and/or adversely affects ISSI's or its affiliates reputations, operations, or financial performance; (c) material breach of any agreement with ISSI; (d) failure to follow or implement the reasonable instructions or policies of ISSI or its affiliates;

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(e) material breach of duties and obligations; (f) refusal to follow the lawful directives of ISSI or its affiliates; (g) use of illegal drugs or any illegal substances; (h) violation of ISSI or its affiliates anti-harassment policy; (i) issuance of a consent decree, cease and desist, or similar order against Mr. Nugent; (j) any other act or omission that materially impairs ISSI's financial condition or reputation or that of any of its affiliates. For purposes of the Secondment Agreement and associated employment agreement with Mr. Nugent, "good reason" means: (I) a more than 25% reduction in base salary other than a reduction that is imposed proportionally on other similarly situated employees of ISSI; (II) any action or inaction that constitutes a material breach by ISSI of any material provision of the employment agreement. Informa TechTarget is not required to reimburse Informa in relation to any equity grants in Informa stock (including any taxes, fees, or levies paid or accrued in connection therewith).

Material Terms of Executive Employment Agreements of Mr. Noreck, Mr. Niemiec, and Ms. Kitchens — Termination of Employment. The Informa TechTarget Employment Agreements entitle each of Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk to severance benefits if the Company terminates such executive officer's employment in the following situations: (i) without "cause"; (ii) if the executive officer terminates his employment for "good reason"; (iii) death; or (iv) disability. For purposes of the Informa TechTarget Employment Agreements, "cause" means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the Informa TechTarget Employment Agreements, "good reason" means: (I) a material reduction of the executive's annual base salary and/or annual target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive's responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the Informa TechTarget Employment Agreements; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the Informa TechTarget Employment Agreements. In the event of a termination of the executive without "cause," by the executive officer for "good reason," as a result of the executive's death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, Mr. Noreck, Mr. Niemiec, and Ms. Kitchens would be entitled to: (i) continued payment of base salary for nine months following termination, (ii) payment of a portion of the executive's COBRA costs at active employee rates, which may include a tax gross-up, for up to nine months following termination, (iii) payments (prorated over a period of nine months) equal in the aggregate to the greater of (x) 50% of the executive's targeted bonus or (y) a pro-rated amount of the target bonus based on the number of months that have passed in the applicable fiscal period; and (iv) the accelerated vesting of all equity awards held by the executive in an amount equal to 10% for each year of the executive's service with the Company (including any predecessor thereto), with a minimum of 50% vesting for any executive who has been employed by the Company (including any predecessor thereto) for five years or less. Receipt of such severance payments and benefits by each of Mr. Noreck, Mr. Niemiec, and Ms. Kitchens is conditioned on providing the Company a release of claims and compliance with applicable restrictive covenants. In the event that each of Mr. Noreck, Mr. Niemiec, or Ms. Kitchens is terminated for cause or terminates their employment other than for good reason, such executive officer would not be entitled to any of the foregoing severance benefits under their Informa TechTarget Employment Agreement.

Severance Benefits of Mr. Hawk. Mr. Hawk ceased serving as our Executive Director, Product Innovation and departed as an employee of Informa TechTarget effective as of June 2, 2025. In connection with his departure, Mr. Hawk is entitled to receive the following severance benefits specified in his Informa TechTarget Employment: (i) continued payment of base salary for 11 months following termination, which equals an aggregate amount of $440,000 and (ii) payment of a portion of Mr. Hawk’s COBRA costs at active employee rates, which may include a tax gross-up, for up to 18 months following termination in the amount of $32,753.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a change in control (as defined in each Informa TechTarget Employment Agreement), all unvested equity awards held by Mr. Noreck, Mr. Niemiec, and Ms. Kitchens will become fully vested and exercisable (as applicable). If Mr. Noreck's, Mr. Niemiec's, or Ms. Kitchens's termination of employment results from notice provided (i) prior to the first anniversary of the Closing, the non-competition and non-solicitation covenants applicable under their Informa TechTarget Employment Agreement survive for six months following the termination of employment, and (ii) on or after the first anniversary of Closing, the non-competition and non-solicitation covenants survive for nine months following the termination of employment.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the Secondment Agreement and associated Employment Letter Agreement described above to Mr. Nugent and the Informa TechTarget Employment Agreements described above to each of Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk in the event there has been a termination of employment and/or Change in Control as defined under the Secondment Agreement, and associated Employment Letter Agreement, and the Informa TechTarget Employment Agreements, in each case, on December 31, 2024. Because the disclosures in the table assume the occurrence of a termination and/or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers

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upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)(1)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Gary Nugent
Cash Severance(2)	281,250	—	281,250
Equity Awards(3)	—	—	—
Continuation of Benefits(4)	11,362	—	11,362
Other Benefits(5)	562,500	—	562,500
Total Value of Benefits	855,112	—	855,112
Daniel T. Noreck
Cash Severance(2)	225,000	—	225,000
Equity Awards(3)	897,830	1,122,288	—
Continuation of Benefits(4)	16,370	—	16,370
Other Benefits(5)	78,750	—	—
Total Value of Benefits	1,217,950	1,122,288	241,370
Rebecca Kitchens
Cash Severance(2)	300,000	—	300,000
Equity Awards(3)	2,805,739	2,805,739	—
Continuation of Benefits(4)	16,370	—	16,370
Other Benefits(5)	78,750	—	—
Total Value of Benefits	3,200,859	2,805,739	316,370
Steve Niemiec
Cash Severance(2)	300,000	—	300,000
Equity Awards(3)	2,805,739	2,805,739	—
Continuation of Benefits(4)	16,370	—	16,370
Other Benefits(5)	75,750	—	—
Total Value of Benefits	3,197,859	2,805,739	316,370
Don Hawk
Cash Severance(2)	440,000	—	440,000
Equity Awards(3)	—	—	—
Continuation of Benefits(4)	32,741	—	32,741
Other Benefits(5)	96,250	—	—
Total Value of Benefits	568,991	—	472,741

(1)
A "qualifying termination" means, under the Informa TechTarget Employment Agreements and the Secondment Agreement and associated Employment Letter Agreement, a termination of employment by the Company without "cause," by the executive for "good reason," as a result of his or her death or disability, or, with respect to the Informa TechTarget Employment Agreements, as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term.
(2)
In the case of Mr. Nugent, the amount is equal to six months of his annual salary. In the case of each of Mr. Noreck, Ms. Kitchens, and Mr. Niemiec, the amount is equal to nine months of their annual salary. In the case of Mr. Hawk, the amount is equal to eleven months of his annual salary.
(3)
Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $19.82, the closing price of the Company's common stock on December 31, 2024, the last trading day of the Company's fiscal year.
(4)
Under the Informa TechTarget Employment Agreements, represents payment of a portion of the executive's COBRA costs at active employee rates, which may include a tax gross-up, for up to nine months (18 months for Mr. Hawk) following termination, for the periods of salary continuance set forth in footnote 2 above. Under the Secondment Agreement, represents payment of a portion of the executive's benefits, calculated based on a pro-rated amount of the U.S. employee benefits reported in the Summary Compensation Table for the period of salary continuance set forth in footnote 2 above.
(5)
In the case of Mr. Noreck, Mr. Niemiec, Ms. Kitchens, and Mr. Hawk, the total bonus payments due upon a termination following a change in control were calculated based on full-year performance under the 2024 Bonus Plan using the target bonuses for each executive listed in the section titled "Compensation Discussion and Analysis - Executive Incentive Bonus Plan - 2024 Plan Performance." For Mr. Nugent, the total bonus payments due upon a termination following a change in control were calculated based on the achievement of 100% of the target performance under his bonus plan.

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Separation Agreements. On January 10, 2024, Former TechTarget entered into the Cotoia Separation Agreement and the Strakosch Separation Agreement, each of which became effective upon the Closing. Per the terms of the Cotoia Separation Agreement and the Strakosch Separation Agreement, and subject to each of Mr. Cotoia and Mr. Strakosch, as applicable, executing (and not revoking) a release of claims, each of Mr. Cotoia and Mr. Strakosch was entitled to certain severance payments and benefits, including a severance payment equal to the sum of (i) $700,000 and (ii) a prorated amount of his annual bonus equal to $108,750, payable in equal installments over a 14-month period following the separation date. In addition, Informa TechTarget covered a portion of each executive's COBRA costs at active employee rates, which may include a tax gross-up for up to 18 months following the separation date, equal to $1,658.19 a month for Mr. Cotoia and $1,241.50 a month for Mr. Strakosch. Each of Mr. Cotoia and Mr. Strakosch is subject to a nine-month non-competition covenant and a nine-month non-solicitation covenant applicable to employees and customers. For Mr. Cotoia, the term of this restrictive covenant begins upon the termination of a separately-executed consulting agreement between Mr. Cotoia and Informa TechTarget, which concludes nine months following December 2, 2024. For Mr. Strakosch, the term of this restrictive covenant begins on December 2, 2024.

Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual aggregate total compensation of our CEO, Mr. Nugent, and our former CEO, Mr. Cotoia. For 2024, our last completed fiscal year:

•
The 2024 annual aggregate total compensation for Mr. Nugent and Mr. Cotoia was $3,467,922.
•
Our median employee's (as defined below) annual total compensation was $89,461.
•
The ratio of the aggregate annual total compensation of Mr. Nugent and Mr. Cotoia to our Median Employee's annual total compensation was 38.76 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the "Total" column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

We determined that, as of December 31, 2024, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including all of our U.S. and international employees, both full-time and part-time, excluding Mr. Nugent and Mr. Cotoia, was 2,095. We annualized compensation for employees hired during 2024 and converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2024. We identified our median employee by reviewing compensation information from our payroll records and providers for 2024 and used a consistently applied compensation measure for 2024, which included total taxable income, or equivalent.

Pay Versus Performance

Our Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures. As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the "Compensation Actually Paid" to our named executive officers and certain aspects of our financial performance. For further information regarding our executive compensation program, our compensation philosophy, and how the Company aligns executive compensation with performance, please refer to the "Compensation Discussion and Analysis" beginning on page 17. The 2024 compensation and financial information reflects figures following the Closing, whereas all prior years reflect pre-combination compensation and financial information for Former TechTarget.

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Pay-Versus-Performance Table
							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compen-sation Table Total for First PEO (1)(2)($)	Summary Compen-sation Table Total for Second PEO (1)(2)($)	Compen-sation Actually Paid to First PEO (3)($)	Compen-sation Actually Paid to Second PEO (3)($)	Average Summary Compen-sation Table Total for Non-PEO Named Executive Officers (4)($)	Average Compen-sation Actually Paid to Non-PEO Named Executive Officers (5)($)	Total Stock-holder Return (6)($)	Peer Group Total Stock-holder Return (7)($)	Net Income (8)($)	Company-Selected Measure (Revenue) (9)($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	3,309,863	871,293	2,128,063	871,293	3,092,951	2,703,612	76	82	(151,336,000)	492,180,000
2023	1,989,300	N/A	(449,438)	N/A	2,629,398	1,507,369	134	90	4,461,000	229,963,000
2022	10,645,438	N/A	379,378	N/A	3,207,079	1,315,373	169	77	41,609,000	297,488,000
2021	10,534,913	N/A	17,835,652	N/A	5,844,045	6,474,584	367	112	949,000	263,427,000
2020	6,485,932	N/A	16,571,387	N/A	1,335,313	3,463,405	226	113	17,068,000	148,376,000

(1)
During 2024, two individuals served as Principal Executive Officer ("PEO(s)"). The first PEO included in the table for 2024 is Mike Cotoia (the "First PEO"), and the second PEO is Gary Nugent (the "Second PEO"). The PEO for 2023, 2022, 2021 and 2020 is Mr. Cotoia.
(2)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Cotoia and Mr. Nugent for each corresponding covered year in the "Total" column of the Summary Compensation Table for each applicable year. Please refer to "Executive Compensation - Executive Compensation Tables - Fiscal 2024 Summary Compensation Table."
(3)
The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Cotoia and Mr. Nugent, as computed in accordance with Item 402(v) of Regulation S-K for the applicable covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEOs' total compensation for the applicable covered fiscal year to determine the "compensation actually paid":

Mr. Cotoia (First PEO)

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2024	3,309,863	—	(1,181,800)	2,128,063
2023	1,989,300	1,374,300	(1,064,438)	(449,438)
2022	10,645,438	9,841,938	(424,122)	379,378
2021	10,534,913	9,731,413	17,032,152	17,835,652
2020	6,485,932	5,725,932	15,811,387	16,571,387

Mr. Nugent (Second PEO)

Year	Reported Summary Compensation Table Total for PEO($)	Less Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus (Less) Equity Award Adjust-ments(b)($)	Average Compensation Actually Paid to PEO($)
2024	871,293	—	—	871,293
2023	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A
2020	N/A	N/A	N/A	N/A

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" columns in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in common stock.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as

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of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Mr. Cotoia (First PEO)

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year($)	Total Equity Award Adjust-ments($)
2024	0	0	0	(1,181,800)	0	0	(1,181,800)
2023	1,568,700	(1,196,000)	63,462	(1,500,600)	0	0	(1,064,438)
2022	6,609,000	(5,676,000)	3,154,228	(4,511,350)	0	0	(424,122)
2021	8,609,400	6,396,250	282,502	1,744,000	0	0	17,032,152
2020	8,866,500	4,951,500	651,137	1,342,250	0	0	15,811,387

Mr. Nugent (Second PEO)

Year	Year End Fair Value of All Outstanding and Unvested Equity Awards Granted during Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Change in Fair Value of Any Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of End of Covered Fiscal Year($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year that Vested in Covered Fiscal Year($)	Fair Value at End of Prior Fiscal Year of Outstand- ing and Unvested Equity Awards Granted in Any Prior Fiscal Year that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year($)	Total Equity Award Adjust-ments($)
2024	0	0	0	0	0	0	0
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Equity Award Valuations - PEO: Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards held by our PEOs that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(4)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our "NEO(s)") as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)) for each covered year in the "Total" column of the Summary Compensation Table for each applicable year. The names of each NEO (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)) included for purposes of calculating the average amounts of total compensation for (i) each of 2020, 2021, and 2022 was our Executive Chairman, Greg Strakosch, our Chief Financial Officer and Treasurer, Daniel T. Noreck, and our former Executive Director, Product Innovation, Don Hawk and (ii) for 2023 and 2024 was our Chief Financial Officer and Treasurer, Daniel T. Noreck, our President, Rebecca Kitchens, our Chief Operating Officer and Chief Revenue Officer, Steven Niemiec, and our Executive Chairman, Greg Strakosch.
(5)
The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The numbers for the Average Compensation Actually Paid to Non-PEO Named Executive Officers have been updated for 2020, 2021, and 2022 to reflect an inadvertent error in calculations

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relating to the vesting date for RSUs granted to Mr. Hawk on August 3, 2018. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each covered fiscal year to determine the compensation actually paid to our NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)), using the same methodology used for the PEOs specified again in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers($)	Less Average Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)($)	Plus Equity Award Adjust-ments (b)($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($)
2024	3,092,951	1,181,426	792,087	2,703,612
2023	2,629,398	2,192,398	1,070,369	1,507,369
2022	3,207,079	2,646,246	754,540	1,315,373
2021	5,844,045	5,283,212	5,913,751	6,474,584
2020	1,335,313	788,979	2,917,072	3,463,405

(a) The reported grant date fair value of equity awards represents the total of the amounts reported in the "Stock Awards" column in the Summary Compensation Table for each covered fiscal year including bonus amounts earned in excess of target that were paid in equity which is fully vested upon grant.

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of All Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted during Prior Fiscal Year as of End of Covered Fiscal Year($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Covered Fiscal Year($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year($)	Average Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year($)	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Covered Fiscal Year ($)	Total Average Equity Award Adjust-ments($)
2024	1,346,753	0	6,818	(561,484)	0	0	792,087
2023	1,843,223	(381,800)	32,831	(423,885)	0	0	1,070,369
2022	1,762,400	(1,874,800)	1,921,560	(1,054,620)	0	0	754,540
2021	4,400,360	962,483	172,111	378,797	0	0	5,913,751
2020	1,004,870	1,210,367	396,675	305,160	0	0	2,917,072

Equity Award Valuations - Non-PEO NEOs: Time-based RSU award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards held by the other NEOs as a group (excluding Mr. Cotoia (for 2024, 2023, 2022, 2021, and 2020) and Mr. Nugent (for 2024)) that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of each vesting date and as of year-end.

(6)
Cumulative total stockholder return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period.
(7)
Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Media Industry Index.
(8)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered fiscal year.
(9)
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that revenue is the financial performance measure that, in our

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assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEOs and other NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures. As described in greater detail in "Executive Compensation - Compensation Discussion and Analysis," our executive compensation program is designed to reflect our variable "pay-for-performance" philosophy. The performance measures that we use for our short-term incentive award programs are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important performance measures used by us to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

Revenue	Adjusted EBITDA	Percentage of Revenue under Longer-Term Contract

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2024 Bonus Plan by taking into consideration the 2024 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company's current year budget and also took into consideration the Company's actual performance against its budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2024 targets against the prior year period. For more information on the 2024 Bonus Plan, see "Executive Compensation - Executive Incentive Bonus Plan" above.

Analysis of Information Presented in Pay-Versus-Performance Table. As described in more detail in "Executive Compensation - Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance table.

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Compensation Actually Paid and Net Income. As reflected in the following graph, the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group (except our PEOs) increased in 2024 and our net income decreased during that period. We do not use GAAP or non-GAAP net income as a financial performance measure in our overall executive compensation program, so there is, at best, only an indirect correlation between our profitability and the various financial performance measures which we use when setting goals in our short-term incentive compensation program. The 2024 compensation and financial information reflects figures following the Closing, whereas all prior years reflect pre-combination compensation and financial information for Former TechTarget.

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Compensation Actually Paid and Company Selected Measure (Revenue). As demonstrated by the following graph, both the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group (except our PEOs) and our revenue increased in 2024. As described above, "revenue" is our Company-Selected Measure. While we use various performance measures for the purpose of evaluating the effectiveness of our executive compensation program, we have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay-Versus-Performance table) used by us to link compensation actually paid to our PEOs and our other NEOs for the most recently completed fiscal year, to our financial performance. We use revenue when setting goals in our short-term incentive compensation program. The 2024 compensation and financial information reflects figures following the Closing, whereas all prior years reflect pre-combination compensation and financials for Former TechTarget.

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Compensation Actually Paid and Company TSR and Peer Group TSR. As demonstrated by the following graph, the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group (except our PEOs) increased in 2024 however, the peer group TSR decreased. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to "Executive Compensation - Compensation Discussion and Analysis."

Pay Versus Performance Conclusions. The Compensation Committee believes in "pay for performance" and has structured our compensation program to reward our executive officers when we are delivering strong results. Compensation actually paid generally aligns with Company performance in prior years, however, due to market conditions that have resulted in a declining stock price over the last three years and following the Closing of the business combination with Informa in December 2024, there is less correlation between financial performance measures and compensation actually paid. However, executives are aligned with stockholders given the decline in compensation actually paid is driven by a change in fair value of prior time-based RSUs.

Policies and Practices Related to the Grant of Equity Awards

Other than with respect to new hire awards, Former TechTarget typically granted RSU awards once per year to a select group of employees, typically in July/August and/or December. The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. The Company does not have any specific policy or practice on the timing of equity awards in relation to the disclosure of material nonpublic information by the Company. During 2024, neither the Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,500,427	(1)	—	(2)	7,752,545	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,500,427		—		7,752,545

(1)
Includes (i) 1,492,858 unvested RSUs with respect to grants under the Former TechTarget 2017 Plan that were cancelled and assumed by Informa TechTarget and converted, in accordance with the terms of the Transaction Agreement, into RSU awards with respect to shares of Informa TechTarget common stock and (ii) 7,569 unvested RSUs granted under our 2024 Incentive Plan.
(2)
The weighted average exercise price of outstanding options, warrants and rights excludes RSUs, which do not have an exercise price. As of December 31, 2024, there were no outstanding options, warrants and rights.
(3)
Includes 6,352,545 securities remaining available for issuance under our 2024 Incentive Plan, which was approved by the Company's stockholders and became effective on December 2, 2024 and 1,400,000 securities available for issuance under the 2024 ESPP, which was approved by the Company's stockholders and became effective on December 2, 2024.

Compensation Committee Interlocks and Insider Participation

Prior to the Closing, the Former TechTarget Compensation Committee was comprised of Roger M. Marino, Bruce Levenson, and Robert D. Burke. Following the Closing, our Compensation Committee is now comprised of David Flaschen, Sally Ashford, Stephen A. Carter, and Christina Van Houten. None of our named executive officers (i) served as a member of the Former TechTarget Board or the Former TechTarget Compensation Committee, (ii) serves as a member of our Board of our Compensation Committee, or (iii) served or is currently serving on any other committee serving an equivalent function, of any other entity that has one or more of its executive officers that (x) served as a member of the Former TechTarget Board or the Former TechTarget Compensation Committee or (y) is currently serving as a member of our Board or our Compensation Committee. None of the members of the Former TechTarget Compensation Committee and our Compensation Committee who served in fiscal year 2024 have ever been an employee of Former TechTarget or Informa TechTarget.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of May 30, 2025 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, director nominees, and named executive officers, and (3) all of our directors and executive officers as a group. Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock. The applicable percentage of beneficial ownership is based on 71,489,000 shares of common stock outstanding as of May 30, 2025.

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Name and Address(1)	Total Number Beneficially Owned	% of Common Stock Outstanding
Informa PLC(2)	41,651,366	58.26%
Trigran Investments, Inc.(3)	3,759,509	5.26%
Sally Ashford	—	—
Stephen A. Carter	—	—
David Flaschen	1,640	*
M. Sean Griffey	149,258	*
Don Hawk	168,634	*
Mary McDowell	—	—
Gary Nugent	—	—
Perfecto Sanchez	8,896	*
Christina G. Van Houten	26,618	*
Daniel T. Noreck	61,103	*
Rebecca Kitchens	126,451	*
Steven Niemiec	115,869	*
Mike Cotoia(4)	330,633	*
Greg Strakosch(5)	313,241	*
All Directors and executive officers as a group (12 persons)(6)	658,469	*

* Represents beneficial ownership of less than 1%.

(1)
The address for all directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)
Information is based on a Schedule 13D filed with the SEC on December 9, 2024. As of December 2, 2024, Informa PLC reported having sole voting power with respect to 41,651,366 shares and sole dispositive power with respect to 41,651,366 shares reported on the Schedule 13D. Informa reported that the following Informa subsidiaries beneficially owned our common stock: Informa Jersey Limited (Jersey, Channel Islands), Informa Group Holdings Limited (UK), and Informa US Holdings Limited (UK). The principal business address of Informa PLC is 5 Howick Place, London, SW1P 1WG, UK.
(3)
Information is based on a Schedule 13G filed jointly by Trigran Investments, Inc., Douglas T. Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson with the SEC on February 13, 2025, which indicated that the reporting persons share dispositive and voting power over the reported number of shares. As of December 31, 2024, the reporting persons reported having shared voting power with respect to 3,582,698 shares of our common stock and shared dispositive power with respect to 3,759,509 shares of our common stock. The principal business address of Trigran Investments, Inc. is 630 Dundee Road, Suite 230, Northbrook, IL 60062.
(4)
Amount beneficially owned reflects ownership as of December 2, 2024, taking into consideration Mr. Cotoia's beneficial ownership of 265,641 shares of our common stock as reported in his most recently filed Form 4 on December 2, 2024, plus the acceleration and settlement of 64,992 RSUs that converted into shares of our common stock on a one-for-one basis, which vested immediately upon issuance on December 2, 2024.
(5)
Amount beneficially owned reflects ownership as of December 2, 2024, taking into consideration Mr. Strakosch's beneficial ownership of 290,551 shares of our common stock as reported in his most recently filed Form 4 on December 2, 2024, plus the acceleration and settlement of 22,690 RSUs that converted into shares of our common stock on a one-for-one basis, which vested immediately upon issuance on December 2, 2024.
(6)
We have included Mr. Cotoia and Mr. Strakosch in this beneficial ownership table, as such persons were named executive officers of the Company for the fiscal year ended December 31, 2024. On December 2, 2024, Mr. Cotoia ceased to be our Chief Executive Officer and Mr. Strakosch ceased to be our Executive Chairman.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Based on our review, we believe that during 2024, our directors, officers and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a), other than the untimely filing of six Forms 4 by Mr. Griffey to report sixteen purchases of shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee

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("Nominating Committee") which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating Committee meetings, subject to ratification by the Nominating Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating Committee. A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Nominating Committee will review and consider:

•
the related person's interest in the transaction;
•
the approximate dollar value of the amount involved in the transaction;
•
the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating Committee may approve or ratify the transaction only if the Nominating Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating Committee may impose any conditions on the transaction that it deems appropriate.

We must establish an ad-hoc Related Party Transactions Committee of our Board (an "RPT Committee") from time to time when required by the Stockholders Agreement. Pursuant to the Stockholders Agreement, the RPT Committee must be composed of at least three independent directors and all but one of which must be independent directors who are also non-Informa designees. As long as required by the Stockholders Agreement, our related party transactions policy requires approval of an RPT Committee for, among other things and subject to certain exceptions: (i) any related party transaction involving a payment above certain dollar thresholds, (ii) any material amendments to, or material modifications or terminations (other than as a result of expiration or non-renewal) of, or material waivers, material consents or material elections, under any previously approved related party transaction, (iii) any related party transaction for which Informa or its subsidiaries (other than Informa TechTarget and its subsidiaries) or directors, officers, or employees of Informa or its subsidiaries (other than Informa TechTarget) requests approval from an RPT Committee, (iv) any matter under the Stockholders Agreement which expressly requires approval from an RPT Committee (including material amendments of, or waivers of Informa TechTarget’s rights under, the Stockholders Agreement) and (v) any related party transaction that is otherwise material.

Certain Related Party Transactions.

On December 2, 2024, the Company entered into a number of intercompany agreements in connection with the Closing and the terms of the Transaction Agreement, including the following:

•
Stockholders Agreement with Informa and Informa HoldCo, which, subject to certain Informa TechTarget common stock ownership thresholds, outlines certain rights and obligations of Informa TechTarget, Informa, and Informa HoldCo related to Informa HoldCo's ownership of Informa TechTarget shares, including the right of Informa to nominate directors to the Board, the right of Informa to nominate the Board chair, the composition of our committees, certain consent rights of Informa to certain material actions of the Company and consent rights with respect to modifications or changes to the business strategy of the Company.
•
Registration Rights Agreement with Informa HoldCo, which grants Informa HoldCo certain market registration rights, including, demand registration rights and piggyback registration rights, with respect to its registrable securities, consisting of shares of Informa TechTarget common stock. Among other things, we agreed to pay all fees and expenses in connection with any registration pursuant to the Registration Rights Agreement, except brokerage fees, underwriting discounts and selling commissions, and stock transfer taxes payable in respect to the sale of shares by the registering stockholder.
•
Tax Matters Agreement with Informa, Informa USA, Inc., Informa Tech, LLC, and Informa Intrepid, which governs certain of the parties' respective rights, responsibilities and obligations with respect to taxes of the parties and their respective subsidiaries. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the allocation and utilization of tax attributes and benefits, tax elections, the administration of tax contests and assistance and cooperation on tax matters.

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•
Transitional Services Agreement with Informa Group Limited ("IGL"), which governs certain services to be provided by IGL to Informa TechTarget. Pursuant to the Transition Services Agreement, IGL provides Informa TechTarget and its affiliates with certain services, including IT, accounting and financial, human resources and payroll, property, business support, and other specified services. The services provided by IGL to the Company are generally planned to be provided for an initial term of eighteen months following the Closing. The Company may extend any service for six months, provided that IGL has the capability and resources to provide any such service. Services are generally provided at a base monthly service fee per service. As of December 31, 2024, Informa TechTarget has incurred $1.4 million for such services.
•
Supplemental Transition Services Agreements with various Informa subsidiaries, including Informa Services Limited, Informa Exhibitions (Beijing) Limited, Informa Markets LTDA, and Taylor & Francis Books PVT Limited which govern certain agreed transitional services for certain employees until these employees can be transferred to the Company or a subsidiary of the Company.
•
Reverse Transitional Services Agreement with IGL which governs certain property services and the use of Informa TechTarget facilities located in the United States, Japan, Malaysia, China and South Korea on substantially the same terms as such facilities were occupied by IGL prior to the Transactions and subject to compliance with the Company's requirements.
•
Data Sharing Agreement with Informa which governs how Informa and Informa TechTarget will leverage their respective data sets and shared personal data in furtherance of certain agreed use cases provided in the Data Sharing Agreement and in compliance with applicable data protection laws.
•
Brand License Agreement with IGL granting Informa TechTarget a non-exclusive, fully paid, royalty-free, non-sublicensable, non-transferable license to the word "Informa" for use as part of the name "Informa TechTarget" globally in connection with the co-branded business activities of the parties. Under the Brand License Agreement, Informa TechTarget may not take any action which may bring IGL or the word "Informa" into disrepute, damage the goodwill or reputation of IGL or the word "Informa."
•
Commercial Cooperation Agreement with IGL which outlines certain commercial services including, without limitation, content support, media partnerships, speaking opportunities, hosting of analyst summits, advertising campaigns, and shared brand licensing to be provided by and between each of Informa TechTarget and IGL. Additionally, the Commercial Cooperation Agreement grants certain intellectual property rights. In addition, Informa TechTarget and Informa and/or one of their respective subsidiaries, as appropriate, have entered into one or more additional arrangements that are related or ancillary to the commercial services to be provided under the Commercial Cooperation Agreement including for various marketing, sale, and delivery services relating to Black Hat Online, the Game Developers Conference, ICMI consulting services, and lead generation services provided by Netline Corporation.
•
Term Loan Credit Facility with Informa Group Holdings Limited providing the Company with a $250M unsecured five-year revolving credit facility (the "Credit Facility") that expires on December 2, 2029 and is guaranteed by Informa TechTarget's existing and future material wholly-owned domestic subsidiaries, subject to customary exceptions. As of December 31, 2024, Informa TechTarget has paid $1.9 million in certain fees related to the Credit Facility.
•
Secondment Agreements with ISSI and other Informa subsidiaries governing the provision of certain employee services, inclusive of our Chief Executive Officer, for Informa TechTarget. For additional information regarding the Secondment Agreement with Mr. Nugent, see the section titled "Equity Incentive Compensation and Other Benefits - Employment Agreements."

On October 31, 2024, Sean Griffey, along with the other parties party to the Deferred Purchase Agreement, dated as of July 18, 2022, by and among Intrepid Holdings Inc. (which became a wholly-owned subsidiary of Informa TechTarget at the Effective Time), Sean Griffey, Eli Dickinson and Ryan Williamson and the other parties thereto (the "Deferred Purchase Agreement"), entered into Amendment No. 1 to the Deferred Purchase Agreement (the "Amendment"). Pursuant to the Amendment, (i) on December 2, 2024, Mr. Griffey received $10,900,000 as consideration for shares of Scuba Holdings, Inc. owned by Mr. Griffey that were purchased by the Buyer pursuant to the Deferred Purchase Agreement and (ii) Mr. Griffey agreed to purchase shares of Informa TechTarget having a value equal to $3,542,500 within 30 days after the closing of the Merger and to not directly or indirectly transfer, sell, exchange or assign to any person, or pledge, hypothecate or otherwise encumber or dispose of any such shares until March 31, 2026.

In addition, during 2024, Matthew Tierney, a son of Sean Tierney, Chief Technology Officer, was employed by a subsidiary of Informa TechTarget with total 2024 compensation paid, including bonus and commissions, of approximately $120,000.

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Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company's bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware law. The Company has also entered into indemnification agreements with its directors. These agreements provide, among other things, that the Company will indemnify the director, under the circumstances and to the extent provided for in the agreement, for expenses and liabilities he or she may be required to pay due to the indemnitee's corporate status to the fullest extent permitted under Delaware law.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

By the Compensation Committee of the Board.

Respectfully submitted,

David Flaschen (Chair)

Sally Ashford

Stephen A. Carter

Christina Van Houten

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Christina Van Houten (Chair)

David Flaschen

Perfecto Sanchez

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2025 is PricewaterhouseCoopers LLP (United States) ("PwC"). Representatives from PwC are expected to be present and will be available to respond to appropriate questions, if any, at the Annual Meeting. PwC will also have the opportunity to make a statement if they desire to do so.

On December 18, 2024, the Audit Committee dismissed Stowe & Degon, LLC ("S&D") as our independent registered public accounting firm and approved the engagement of PwC as our independent registered public accounting firm for the year ended December 31, 2024.

The reports of S&D on the financial statements of Former TechTarget for the fiscal years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	43

During Former TechTarget's fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 18, 2024, and during Informa TechTarget's interim period from January 4, 2024 (inception) through December 18, 2024, there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K) between Former TechTarget and Informa TechTarget, on the one hand, and S&D, on the other hand, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of S&D would have caused it to make reference to the subject matter of the disagreements in its reports on Former TechTarget's or Informa TechTarget's financial statements for such years.

During Former TechTarget's fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through December 18, 2024, and during Informa TechTarget's interim period from January 4, 2024 (inception) through December 18, 2024, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the aggregate fees for services billed to us by PwC for the year ended December 31, 2024.

Fee Category	2024
Audit fees(1)	12,175,000
Audit-related fees (2)	—
Tax fees(3)	—
All Other(4)	2,124
Total fees	$12,177,124

(1)
Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements, (c) audits of the Company's subsidiaries that are required by statute or regulation, and (d) services that generally only the Company's independent registered public accounting firm reasonably can provide, such as consents.
(2)
Audit-related fees consist of fees for services performed that are related to the Company's SEC filings and other research and consultation services.
(3)
Tax fees include the aggregate fees for professional services rendered for tax compliance, tax advice and tax planning services.
(4)
All other fees include fees for permitted services other than the services reported in Audit fees, Audit-related fees and Tax fees.

All 2024 services provided by PwC or S&D, as applicable, were pre-approved by the Audit Committee or the Former TechTarget Audit Committee, as applicable. The Audit Committee and the Former TechTarget Audit Committee, as applicable, also reviewed these services to ensure compatibility with maintenance of the auditor's independence.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or is pre-approved in accordance with the pre-approval procedure in effect from time to time. For a discussion of Former TechTarget's pre-approval practices and procedures, please refer to Former TechTarget's proxy statement for its 2024 annual meeting of stockholders filed with the SEC on April 17, 2024.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder approval of the Audit Committee's appointment of PricewaterhouseCoopers LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 2, the Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking for your advisory (non-binding) vote on the following resolution ("Say on Pay"):

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	44

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement for the 2025 Annual Meeting of Stockholders, is hereby APPROVED."

This Say on Pay proposal gives stockholders the opportunity to endorse - or not endorse - our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan. We invite you to consider the details of our executive compensation program and the tables and narrative discussion provided in the "Compensation Discussion and Analysis" section of this Proxy Statement. These will provide you with the valuation of the individual elements of our compensation program and allow you to view the trends in compensation for the years presented. We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. As an advisory vote, this proposal is not binding upon our Board or us. However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" Proposal No. 3, the Approval, on an advisory (non-binding) basis, of the compensation of our executive officers as described in this Proxy Statement.

PROPOSAL NO. 4:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers (Proposal No. 3), pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with the ability to cast an advisory (non-binding) vote on the frequency on which future advisory votes on the compensation of the Company's named executive officers should be held. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

When Former TechTarget shareholders last voted on the frequency of the say-on-pay vote in 2023, the Former TechTarget Board determined that the Company would hold an annual advisory (non-binding) vote on the compensation of our named executive officers until the next required vote on the frequency of future advisory votes on the compensation of our named executive officers. Similarly, our Board believes that a non-binding advisory vote on the compensation of our named executive officers that occurs annually remains the most appropriate alternative for the Company and our stockholders. We believe that an annual vote allows our stockholders the ability to frequently communicate to us regarding their view on our executive compensation program.

After careful consideration, the Board believes that the advisory vote on the compensation of our named executive officers should be held every year, and therefore our Board recommends that you vote for a frequency of every 1 YEAR for future advisory votes on the compensation of our named executive officers.

Stockholders are not voting to approve or disapprove the Board's recommendation. This advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is non-binding on the Board. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote "FOR" the option of "1 YEAR" for Proposal No. 4 on the frequency of future advisory votes on the compensation of the Company's named executive officers.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	45

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company's proxy materials for the 2026 Annual Meeting of Stockholders, a stockholder proposal or a stockholder nomination for director must be in writing and received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than February 10, 2026, which is 120 days prior to the first anniversary of the mailing date of the Notice. Submission of a proposal or nomination before the deadline does not guarantee its inclusion in the proxy materials.

If you wish to present a proposal or a proposed director candidate at the 2026 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not less than 90 days nor more than 120 days prior to the first anniversary of the 2025 Annual Meeting. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than March 26, 2026 and no later than April 25, 2026. If the date of the 2026 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than ninety days after the first anniversary of the 2025 Annual Meeting, then we must receive the required notice no earlier than 120 days prior to the 2026 Annual Meeting of Stockholders and no later than the later of (1) 90 days prior to the 2026 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting was first made.

In addition to satisfying the advance notice requirements described above, to comply with the SEC's universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b) under the Exchange Act.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (617) 431-9200. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company's accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or other means of communication by directors, officers, and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	46

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (617) 431-9200. This Proxy Statement and our Form 10-K are available through the investor relations portion of our website at investor.informatechtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about June 10, 2025 at www.edocumentview.com/TTGT.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Informa TechTarget | Proxy Statement for 2025 Annual Meeting of Stockholders	47

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:00 A.M., Eastern Daylight Time on July 24, 2025. Online Go to www.envisionreports.com/TTGT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT 2025 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• A Proposals —— The Board of Directors recommend a vote FOR all nominees, FOR Proposals 2 and 3,– and “1 Year” for Proposal 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 -Sally Ashford 02 -Stephen A. Carter 03 -David Flaschen 04 -M. Sean Griffey 05 -Don Hawk 06 -Mary McDowell 07 -Gary Nugent 08 -Perfecto Sanchez 09 -Christina Van Houten For Against Abstain For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3. To approve an advisory (non-binding) resolution to approve the our independent registered public accounting firm for the fiscal compensation of our named executive officers. year ending December 31, 2025. 1 Year 2 Year 3 Year Abstain 4. To approve an advisory (non-binding) proposal on the frequency of future advisory votes on the compensation of our named executive officers. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 044ZCG

2025 Annual Meeting Admission Ticket 2025 Annual Meeting of TechTarget, Inc. Stockholders Thursday, July 24, 2025, 11:00 A.M. Eastern Time TechTarget, Inc. 275 Grove Street, Newton, MA 02466 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TTGT • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.• TechTarget, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 24, 2025 The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present, at the 2025 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at 11:00 a.m., Eastern Daylight Time, on Thursday, July 24, 2025, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees in Proposal 1, FOR Proposals 2 and 3, and for 1 YEAR for Proposal 4 on the frequency of the vote on our compensation of our named executive officers. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.